UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant	☒
Filed by a Party Other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified in Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

April 9, 2010

You are cordially invited to attend the annual meeting of the stockholders (the “Annual Meeting”) of STAAR Surgical Company (“STAAR” or the “Company”). The Annual Meeting will be held on Wednesday, May 19, 2010 at 8:00 a.m. (Pacific Daylight Time), at STAAR’s headquarters at 1911 Walker Avenue, Monrovia, California, 91016.

The actions we expect to take at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in the affairs of STAAR by voting on the business to come before the Annual Meeting. If you are a record holder of STAAR’s Common Stock at the close of business on March 22, 2010, you are eligible to vote on these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please follow the instructions for Internet or telephone voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of the proxy materials, complete, date, sign, and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person at the Annual Meeting.

We are pleased this year to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Barry Caldwell President and Chief Executive Officer

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of STAAR Surgical Company (the “Annual Meeting”) will take place on Wednesday, May 19, 2010, at 8:00 a.m. (Pacific Daylight Time), at STAAR’s headquarters at 1911 Walker Avenue, Monrovia, California, 91016. The purpose of the meeting is to do the following:

•	elect our six directors, for a term of one year;
•	approve the amendment and restatement of the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan to extend the term of the plan to May 18, 2020 and increase the number of shares of our common stock that are reserved for issuance under the plan by two million shares; and
•	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders listed on STAAR’s records at the close of business on March 22, 2010 (“Stockholders”) are entitled to vote.

As stated in the enclosed Proxy Statement, we are soliciting proxies by and on behalf of the Board of Directors of STAAR. All proposals presented above are proposals of the Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy statement and annual report on Form 10-K, are available at www.staar.com/proxy-materials. We are making our proxy materials available to stockholders over the Internet. Stockholders will receive a written notice of the Internet availability of these materials, including instruction for obtaining a printed copy by mail.

We cordially invite all Stockholders to attend the Annual Meeting in person. Your vote is important. Please vote as promptly as possible, whether by Internet or telephone or, if you requested a printed proxy and prefer to vote by proxy card, please complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Your prompt electronic voting or return of the proxy will help us in quickly processing votes and in ensuring that a quorum is present. If you return your proxy or vote electronically, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement at any time prior to its exercise.

By Order of the Board of Directors,

Charles S. Kaufman Secretary Monrovia, California April 9, 2010

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2010

The Board of Directors of STAAR Surgical Company is soliciting your proxy for use at the 2010 Annual Meeting of Stockholders to be held on Wednesday, May 19, 2010. The Board of Directors is making proxy materials available on the Internet; and mailing notification of availability to stockholders, on April 9, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why are you providing this proxy statement?
A:	The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on March 22, 2010 — the “Record Date” for the Annual Meeting — and are entitled to vote at the meeting. STAAR has made the proxy statement and related materials available to you on the Internet or, on your request, has delivered printed versions of these materials to you by mail, in connection with this solicitation.
Q:	What is included in the proxy materials I should read?
A:	The proxy materials include the following:
•	this proxy statement
•	our annual report on Form 10-K for fiscal year 2009

If you received a printed copy of this proxy statement, you should also have received a proxy card or a voting instruction card. This is only one method to vote your shares; we describe other methods below.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	STAAR is taking advantage of rules adopted by the SEC permitting us to provide access to proxy materials over the Internet. Under those rules, we have sent a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders can either access the proxy materials on the website referred to in the notice, or request a printed set of the proxy materials. The notice explains how to access proxy materials over the Internet or to request a printed copy. You will also have an option to request to continue receiving future proxy materials in printed form by mail or electronically by e-mail. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Q:	What am I voting on?
A:	At the Annual Meeting, Stockholders will vote on the following matters:
1.	The election of directors. Our Board of Directors has nominated Don Bailey, Barry Caldwell, Donald Duffy, Richard A. Meier, John C. Moore and David Morrison.
2.	A proposal to amend and restate our 2003 Omnibus Equity Incentive Plan, extending the term of the Plan to May 18, 2020 and adding up to two million additional shares of common stock authorized to be granted under it.

The Board recommends a vote FOR the election of its nominees and FOR the amendment and restatement of the 2003 Omnibus Equity Incentive Plan.

Q:	What is the 2003 Omnibus Equity Incentive Plan?
A:	This plan, which we often refer to as the “2003 Plan,” is our sole plan for paying stock-based compensation. Its purpose is to enable us to attract, retain and motivate officers, directors, employees and independent contractors by providing compensation that increases in value when our stock increases in value. We created it in 2003 to incorporate all of our then-active plans into a single plan going forward and to make approximately 2,500,000 shares available for new awards. The 2003 Plan permits the issuance of a variety of stock-based awards, including stock options, restricted stock, share grants, stock appreciation rights, and phantom stock. To date, STAAR has issued only stock options, restricted stock and share grants under the 2003 Plan.
Q:	Why are you proposing to amend and restate the 2003 Plan?
A:	Grants of equity incentive compensation over the past seven years have substantially depleted the pool of approximately 2.5 million shares added in 2003. On April 7, 2010 our Board of Directors approved, subject to stockholder approval, the amendment and restatement of the 2003 Plan to make an additional 2,500,000 shares available for future grants. The Board believes that the availability of these additional shares is necessary for STAAR to remain competitive in attracting and retaining well qualified employees and directors. Equity compensation is a valuable tool that aligns the recipient’s interest with the interests of our stockholders and enables us to conserve cash for other uses in our business, and this tool will become unavailable if the 2003 Plan is not amended to increase the number of available shares.
Q:	Does the Amended and Restated 2003 Plan make changes other than the increase in shares?
A:	If approved, the Amended and Restated 2003 Plan will have a term of ten years extending from the date of approval on May 19, 2010. As currently stated the 2003 Plan will expire on May 14, 2013. Other changes in the Amendment and Restatement will update and simplify some of the language of the 2003 Plan, but not materially change its terms. For further information, please read the detailed discussion under “Proposal No. 2” below.
Q:	What is the voting requirement to elect the directors and to approve each of the proposals?
A:	In Proposal No. 1, the election of directors, the six persons receiving the highest number of affirmative votes will be elected. Abstentions will have no effect on the vote.

Proposal No. 2, the authorization of up to two million additional shares of common stock to be granted under our 2003 Omnibus Equity Incentive Plan and extension of its term to May 18, 2020, requires the affirmative vote of a majority of the total votes cast on the proposal. An abstention will be included in the number of votes cast on the proposal and, accordingly, will have the effect of a vote “AGAINST” this proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with STAAR’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares by the various methods described below.

Q:	How can I tell whether I am a stockholder of record or a beneficial owner?
A:	You are a stockholder of record if American Stock Transfer & Trust Company mailed the notice of availability of proxy materials to you, or if you held shares on the record date in the form of a stock certificate in your name.

You are a beneficial owner if you received notice of availability of proxy materials, or proxy materials, from your broker or bank.

Q:	How do I vote if I am a stockholder of record?
A:	If you are a Stockholder of record, you may vote using any of the following methods:
•	Internet. Stockholders of record may vote by going to the web address http://www.voteproxy.com and following the instructions for internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.
•	Telephone. Stockholders of record may vote by dialing toll-free 1-800-776-9437 in the United States and 1-718-921-8500 for international and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.
•	Proxy card. If you are a stockholder of record and received a paper copy of these proxy materials, you may vote by proxy card. If you use the proxy card, please complete, sign and date it and return it in the prepaid envelope we have provided. If you vote by internet or telephone, please do not mail your proxy card. You can also submit the proxy card by facsimile to the Inspectors of Election at (626) 358-3049. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the proxy holders will vote your shares FOR the election of each of the six nominees of the Board of Directors.
•	In person at the Annual Meeting. Any Stockholder of record may vote in person at the Annual Meeting, or vote through a representative at the meeting by executing a proper proxy designating that person.
Q:	How do I vote if I am a beneficial owner?
A:	If you are a beneficial owner, the notification provided by your broker includes instructions telling you how to vote by internet, by telephone, or by a written voting instruction card. If you are a beneficial owner and wish to vote in person, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot at the Annual Meeting.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock that you hold.
Q:	Can I cumulate votes?
A:	No, STAAR does not have cumulative voting for directors. This means you have one vote per share for each of the six seats.
Q:	What can I do if I change my mind after I vote my shares?
A:	If you change your mind, you can revoke your proxy by any of the following methods:
•	By voting again by proxy over the Internet or by telephone until 11:59 p.m. on May 18, 2010 — only your last Internet or telephone vote will be counted.
•	If you are a record holder, by filing a written revocation, or a duly executed proxy card bearing a later date, with STAAR’s corporate secretary at our offices located at 1911 Walker Ave., Monrovia, California 91016.
•	If you are a record holder, by attending the Annual Meeting and voting in person; attending the Meeting in person will not automatically revoke your proxy unless you vote again at the Meeting or file a written revocation with the Company’s Secretary at or before the Meeting.

•	If you are a beneficial holder, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot at the Annual Meeting.
Q:	Who will count the vote?
A:	Our transfer agent, American Stock Transfer & Trust Co., LLC, will tabulate the vote and submit the results to officers of STAAR who will be designated as the inspectors of election.
Q:	What constitutes a quorum?
A:	As of the record date, 34,866,728 shares of common stock were issued and outstanding. A majority of the outstanding shares, or 17,433,365 shares, present or represented by proxy, constitutes a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Q:	Who can attend the Annual Meeting?
A:	Any Stockholder as of the record date may attend the Annual Meeting. Stockholders of record will be required to show valid identification. Beneficial owners must request an admission ticket in advance of the meeting by writing to the Office of the Secretary, STAAR Surgical Company, 1911 Walker Ave., Monrovia, California 91016, or faxing the request to (626) 358-3049. You must provide evidence of your ownership of shares with your request, which you can obtain from your broker, bank or nominee. We encourage you or your broker to fax your ticket request and proof of ownership in order to avoid any mail delays.
Q:	What authority does my broker have to vote my shares?
A:	Your broker does not have authority to vote on any matter at the Annual Meeting or to establish your shares as present for purposes of determining a quorum. If you are a beneficial owner, holding your shares through a broker or other nominee, and do not return your voting instruction card to your broker, the broker or other nominee has the ability to vote your shares at the Annual Meeting on matters that are defined as “routine” under the rules of the New York Stock Exchange. However, neither of the proposals at the Annual Meeting is considered routine. In particular, beginning on January 1, 2010, the uncontested election of directors is no longer considered a routine matter, and brokers will not have the authority to vote for directors when a beneficial owner fails to vote by proxy.
Q:	What are “broker non-votes”?
A:	A “broker non-vote” occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner, and has discretionary authority to vote the shares on some matters but not others. Because brokers will not have discretionary authority to vote on any matter at Annual Meeting, there will be no broker non-votes.
Q:	What happens if a nominee for director is unable to serve?
A:	If a nominee becomes unavailable for election — a circumstance we do not expect — the proxy holders will vote for a substitute nominee designated by the Board of Directors.
Q:	When are stockholder proposals due for the 2011 Annual Meeting?
A:	If a stockholder seeks to include a proposal in the proxy statement for STAAR’s 2011 annual meeting, our corporate secretary must receive the proposal at our offices at 1911 Walker Avenue, Monrovia, California 91016 no later than December 10, 2010 in a form that complies with the regulations of the Securities and Exchange Commission (the “SEC”). If we advance or delay the date of the 2011 annual meeting more than 30 days from the date of the 2010 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2011 annual meeting must be received by us within a reasonable time before STAAR begins to print and mail the proxy statement for the 2011 annual meeting. If we determine that the date of the 2011 annual meeting will be advanced or delayed by more than 30 days from the date of the 2010 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

If we receive notice after December 10, 2010 that a stockholder intends to present a proposal at our 2011 Annual Meeting, we will have the right to exercise discretionary voting authority over the proposal, if it is presented at the meeting, without including information regarding the proposal in our proxy materials.

Q:	Can Stockholders nominate candidates for the Board of Directors at the Annual Meeting?
A:	Our Bylaws provide that stockholders may nominate candidates for the Board of Directors only if they have delivered notice to the Secretary of STAAR, or mailed notice to the Secretary of STAAR by first class United States mail, postage prepaid, at least 14 days and no more than 50 days prior to the Annual Meeting, except that, if we give less than 20 days’ notice of the Annual Meeting to Stockholders, the written notice must be delivered or mailed to the Secretary of STAAR no later than the close of the seventh day following the day on which we mail notice of the Annual Meeting to Stockholders. Each such written notice nominating a candidate must include (1) the name and address of the stockholder making the recommendation; (2) a representation that the stockholder is a holder of stock of STAAR; (3) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (4) the principal occupation or employment of each such nominee, (5) the number of shares of stock of STAAR that are beneficially owned by each nominee, and (6) the consent of the nominee to serve as a director of STAAR if so elected.
Q:	Can stockholders propose individuals to be considered as the Board of Directors’ nominees for the 2011 Annual Meeting?
A:	A stockholder may recommend a person to be considered as a nominee for election at the 2011 Annual Meeting by a written submission received by the Secretary of STAAR via mail or express delivery no later than December 10, 2010, the same date stockholder proposals for the 2011 Annual Meeting are due. If the date of the 2011 Annual Meeting is altered or delayed more than 30 days from the date of the 2010 Annual Meeting, the submission must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2011 Annual Meeting. The submission must contain the information set forth in the previous answer, along with the following additional information: (1) a description of all arrangements or understandings between the stockholder and each person recommended and any other party pursuant to which the recommendation is being made and (2) all other information regarding the recommended person that would be required to be included in a proxy statement under the proxy rules of the SEC if the person were nominated by the Board of Directors.
Q:	How much did this proxy solicitation cost and who is paying for it?
A:	STAAR will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies, which we estimate at $25,000. We expect officers and regular employees of STAAR to communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, email or in person to request that Proxies be furnished. No additional compensation will be paid for these services. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners.
Q:	Will other business be presented at the Annual Meeting?
A:	As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the proxy holders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the Proxy.

Q:	Can I obtain additional information on STAAR’s website?
A:	STAAR’s home page is www.staar.com. In the Investor/Media area of the website you can find the following information:
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating Committee Charter
•	Code of Ethics

Security Ownership of Principal Stockholders and Management

The following table shows, as of the Record Date, information concerning the shares of common stock beneficially owned by each person known by STAAR to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries). This information is based on publicly available information filed with the SEC as of the Record Date.

Name and Address	Shares Beneficially Owned	Percent of Class(1)
Broadwood Partners, L.P.(2) 724 Fifth Ave., 9th Floor New York, NY 10019	6,028,638	17.3%
Heartland Advisors, Inc.(3) 789 North Water Street Milwaukee, WI 53202	4,941,700	14.2%
Manatuck Hill Partners, LLC(4) 1465 Post Road East Westport, CT 06880	3,087,000	8.9%
Bank of America Corporation(5) 100 North Tryon Street, Floor 25 Charlotte, NC 28255	2,708,050	7.8%

(1)	Based on 34,866,728 shares of common stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person(if, for example, a person shares the power to vote or the power to dispose of the shares). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the Record Date.
(2)	In its Schedule 13D/A, filed June 24, 2009 with respect to its ownership of STAAR securities as of June 16, 2009, Broadwood Partners, L.P. states that it has sole voting power as to no shares, shared voting power as to 6,028,638 shares, sole dispositive power as to no shares and shared dispositive power as to 6,028,638 shares. Broadwood Capital, Inc. states that it has sole voting power as to no shares, shared voting power as to 6,028,638 shares, sole dispositive power as to no shares and shared dispositive power as to 6,028,638 shares. Mr. Neal C. Bradsher states that he has sole voting power as to 25,900 shares, shared voting power as to 6,028,638 shares, sole dispositive power as to 25,900 shares and shared dispositive power as to 6,028,638 shares.
(3)	In its Schedule 13G/A filed February 10, 2010 with respect to its ownership of STAAR securities as of December 31, 2009, Heartland Advisors, Inc. states that it has sole voting power as to no shares, shared voting power as to 4,467,800 shares, sole dispositive power as to no shares and shared dispositive power as to 4,941,700 shares. William J. Nasgovitz states that he has sole voting power as to no shares, shared voting power as to 4,467,800 shares, sole dispositive power as to no shares and shared dispositive power as to 4,941,700 shares.
(4)	In its Schedule 13G/A filed February 11, 2010 with respect to its ownership of STAAR securities as of December 31, 2009, Manatuck Hill Partners, LLC states that it has sole voting power as to 3,087,000 shares, shared voting power as to no shares, sole dispositive power as to 3,087,000 shares and shared dispositive power as to no shares.
(5)	In its Schedule 13G/A filed February 3, 2010 with respect to securities owned as of December 31, 2009, Bank of America Corporation states that it has sole voting power as to no shares, shared voting power as to 1,716,850 shares, sole dispositive power as to no shares and shared dispositive power as to 2,708,050 shares. Merrill Lynch, Pierce, Fenner & Smith, Inc. states that it has sole voting power as to 4,750 shares, shared voting power as to no shares, sole dispositive power as to 4,750 shares and shared dispositive power as to no shares. Bank of America N.A. states that it has sole voting power as to 250 shares, shared voting power as to 1,711,850 shares, sole dispositive power as to 250 shares and shared dispositive power as to 2,703,050 shares. Columbia Management Advisors, LLC states that it has sole voting power as to 1,711,850 shares, shared voting power as to no shares, sole dispositive power as to 2,689,150 shares and shared dispositive power as to 13,900 shares.

The following table shows, as of the Record Date, information with respect to the shares of Common Stock beneficially owned by (1) each director and director nominee, (2) each person (other than a person who is also a director or a director nominee) who is an executive officer named in the Summary Compensation Table below, and (3) all executive officers and directors as a group.

	Shares Beneficially Owned
Name(1)	Shares of Common Stock Owned(2) (#)		Shares Subject to Options Exercisable on or Before May 21, 2010(3) (#)	Total (#)	Percent of Class(4)
Barry Caldwell**	206,839	(5)	153,333	360,172	1.0%
David Bailey	15,000	(5)	1,165,300	1,180,300	3.4%
Don Bailey**	94,337		100,000	194,337	*
Donald Duffy**	15,000		60,000	75,000	*
David Morrison**	73,846		100,000	173,846	*
John C. Moore**	5,000		27,500	32,500	*
Richard Meier**	25,000		—	25,000	*
Deborah Andrews	41,900	(5)	186,333	228,233	*
Hans Blickensdoerfer	57,100	(5)	109,999	167,099	*
All current directors and executive officers as a group (15 individuals)	701,169		2,275,793	2,976,962	8.5%

*	Less than 1%.
**	Director and Nominee
(1)	The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016.
(2)	Pursuant to Rule 13d-3(a), includes all shares of common stock over which the listed person has, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, voting power, which includes the power to vote, or to direct the voting of, the shares, or investment power, which includes the power to dispose, or to direct the disposition of, the shares. STAAR believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by him or her, subject to community property laws, where applicable, except where otherwise noted. Restricted shares are listed even when unvested and subject to forfeiture because the holder has the power to vote the shares.
(3)	In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, each listed person is deemed the beneficial owner of shares that the person has a right to acquire by exercise of a vested option or other right on or before May 21, 2010 (60 days after the Record Date).
(4)	Based on 34,866,728 shares of Common Stock outstanding on the stock records as of the Record Date. The percentages are calculated in accordance with Rule 13d-3(d)(1), which provides that shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable on or before May 21, 2010 (60 days after the Record Date) are deemed outstanding for the purpose of calculating the number and percentage that each person owns, but not deemed outstanding for the purpose of calculating the percentage that any other listed person owns.
(5)	Includes the following shares that are restricted and subject to forfeiture pursuant to vesting conditions that expire on March 5, 2011 as follows: Barry Caldwell, 25,000 shares; Deborah Andrews, 10,000 shares; David Bailey, 15,000 shares; and Hans Blickensdoerfer, 10,000 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

STAAR’s directors each serve a one-year term and are subject to election at each annual meeting of the stockholders. Our Bylaws permit the Board of Directors to fix the number of its members, so long as there are no fewer than three directors and no more than seven directors. The Board of Directors has provided that the number of its members will be fixed at six on the date of the Annual Meeting.

The Board of Directors has nominated Don Bailey, Barry Caldwell, Donald Duffy, Richard A. Meier, John C. Moore and David Morrison for re-election to their seats. Each of these nominees has indicated his willingness to serve and, unless otherwise instructed, the Proxy holders will vote the Proxies received by them for those six nominees. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment of the meeting, the Proxy holders will vote the Proxies for any other nominee the current Board of Directors designates to fill the vacancy. STAAR has no reason to believe that any of its six nominees will be unable or unwilling to serve if elected as a director. The six nominees receiving the most votes at the Annual Meeting will be elected as directors.

The qualifications of the individual directors upon which the Nominating and Corporate Governance Committee based its nominations are described along with the biography of each nominee below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

The following table shows the composition of our Board of Directors on date of this Proxy Statement. All terms expire at the 2010 Annual Meeting.

Name of Director	Board Positions and Committee Memberships	Independent(1)
Don Bailey	Chairman of the Board Chairman, Nominating and Governance Committee Member, Audit Committee	†6
Barry Caldwell
David Bailey
Donald Duffy	Chairman, Audit Committee	†6
Richard A. Meier	Member, Audit Committee Member, Compensation Committee	†6
John C. Moore	Member, Compensation Committee Member, Nominating and Governance Committee	†6
David Morrison	Chairman, Compensation Committee Member, Nominating and Governance Committee	†6

(1)	Directors designated as “independent” have been determined by the Board of Directors to be independent as that term is defined under the Nasdaq Marketplace Rules and the applicable rules of the SEC.

Information regarding the business experience of each current director and each executive officer is provided below.

Directors and Director Nominees

Don Bailey
Chairman of the Board
Chairman of the Nominating and Governance Committee
Member of the Audit Committee
Director since April 2005
Age 64

Background.  Don Bailey has served as a director and our Chairman since April 2005, and serves as the chairman of the Nominating and Governance Committee of the Board of Directors. Since November 26, 2007, Mr. Bailey has served as President, Chief Executive Officer and a director of Questcor Pharmaceuticals, Inc., having served as its interim President from May 2007 and as a director since May 2006. In addition, he served as Chairman of the Board of Comarco, Inc., a provider of wireless test products for the wireless industry and a maker of emergency call box systems and mobile power products for handheld devices from 1998 until August 31, 2007. He also served from June 1990 to April 2000 as President of Comarco, Inc. and as its Chief Executive Officer from January 1991 to April 2000. Mr. Bailey earned his Bachelor of Science degree in Mechanical Engineering from Drexel University 1968, his Master of Science degree in Operations Research from the University of Southern California in 1971 and his Master of Business Administration degree from Pepperdine University in 1986.

Qualifications.  When STAAR separated the roles of CEO and Chairman in 2005, Mr. Bailey was selected for the newly created independent Chairman role because during his ten-year tenure as CEO of Comarco, Inc. he had demonstrated significant skills in strategy, development and execution, change management, business building, acquisitions and divestitures and balance sheet management, and had overseen significant gains in stockholder value. The Committee believes that in his leadership role as Chairman he has continued to use these skills to increase shareholder value at STAAR. Moreover, since joining STAAR he has also demonstrated his ability to enhance shareholder value and manage change within the life sciences industry in his role as Chief Executive Officer of Questcor Pharmaceuticals, Inc. The Committee further believes that his expertise in financial analysis and familiarity with public markets have been assets to STAAR.

Barry Caldwell
President and Chief Executive Officer
Director since May 2007
Age 59

Background.  Barry Caldwell was elected to STAAR’s Board of Directors at its 2007 Annual Meeting, and he has served as STAAR’s President and Chief Executive Officer since November 27, 2007. Mr. Caldwell previously served as President, Chief Executive Officer and director of Iridex Corporation, a worldwide provider of therapeutic laser systems and delivery devices used to treat eye diseases and skin conditions, from 2005 through 2007. From 1979 to 2002, Mr. Caldwell served in various capacities with Alcon Laboratories, Inc., a leading developer, manufacturer and marketer of ophthalmology products. His executive positions included Vice President and General Manager of Alcon’s U.S. Surgical Division and Vice President of Alcon Canada. From 2002 to 2005, Mr. Caldwell served on the Boards of Directors of Laser Diagnostic Technologies (until its sale in 2004), A.R.C. Laser, Inc. and Tekia, Inc. In addition, he has served on the Boards of Directors for three ophthalmic industry groups, AdvaMed, NAEVR and EyeRx Coalition. He is also a former member of the Kentucky State Legislature where he served three consecutive terms in the State’s House of Representatives. Mr. Caldwell has a Bachelor of Arts in Political Science and English from Georgetown College and a Juris Doctorate from the Northern Kentucky University Chase College of Law.

Qualifications.  The Nominating and Governance Committee believes it is essential that STAAR’s CEO also serves on its Board of Directors. Even before Mr. Caldwell became CEO he was selected by the Committee to serve as an independent director because of his extensive experience in the ophthalmic industry, including specifically the IOL business, and record of successfully leading ophthalmic companies and other medical device makers. The Committee believes that Mr. Caldwell has been highly effective both as leader of STAAR’s management and as a member of the Board.

Donald Duffy
Director since February 2003
Chairman of Audit Committee
Age 73

Background.  Mr. Duffy has served as a director and as Chairman of the Audit Committee since February 2003. His previous experience includes the position of Chief Financial Officer of Iolab Corporation, a former subsidiary of Johnson & Johnson, a position he held from 1987 until his retirement in 1992. Prior to holding that position, Mr. Duffy served as Chief Financial Officer of the J&J Ultrasound division of Johnson & Johnson and Alpha Wire Corporation. Mr. Duffy also served as the Chief Information Services Officer for the J&J Products Division of Johnson & Johnson and held various financial positions for Johnson & Johnson from 1962 through 1984. Mr. Duffy earned a Master of Business Administration degree from Pace University and a Bachelor of Science degree in accounting from the University of South Dakota.

Qualifications.  Mr. Duffy joined the Board and assumed leadership of the Audit Committee shortly after the adoption of the Sarbanes-Oxley Act of 2002 and related reforms. The Committee believes Mr. Duffy is highly effective and that he has been instrumental in enhancing STAAR’s controls and procedures, overseeing the work of STAAR’s independent public accounting firm, and ensuring the professionalism and integrity of STAAR’s financial department. The Committee believes that his depth of experience in accounting and auditing, which includes experience in the ophthalmic and medical device industries, has significantly contributed to stockholder value and would be difficult for STAAR to replace.

Richard A. “Randy” Meier
Director since June 2009
Member of the Audit Committee
Member of the Compensation Committee
Age 50

Background.   Mr. Meier is Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a global provider of medical devices where he has served since January 2010. Prior to that position he was President and Chief Operating Officer of Advanced Medical Optics from February 2007 through April 2009, when it was acquired by Abbott Laboratories. From April 2006 to February 2007, Mr. Meier was Advanced Medical Optics’ Executive Vice President, Operations; President, Global Eye Care; and Chief Financial Officer. From February 2004 to April 2006, he was Advanced Medical Optics’ Executive Vice President of Operations and Finance and Chief Financial Officer, and from April 2002 to February 2004, Mr. Meier was Corporate Vice President and Chief Financial Officer. Prior to joining Advanced Medical Optics, Mr. Meier was the Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals, Inc., from October 1999, and Senior Vice President & Treasurer from May 1998 to October 1999. Before joining Valeant, Mr. Meier was an executive with the investment banking firm of Schroder & Co. Inc. in New York, from 1996. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, Australian Capital Equity, and Greyhound Lines, Inc. Mr. Meier has served as a director of BioMarin Pharmaceutical Inc. since 2006.

Qualifications.  The Committee believes that during Mr. Meier’s first year of service his experience in the ophthalmic industry, including several years at one of STAAR’s largest competitors, has provided key insights to the Board in areas such as marketing, strategic planning, mergers and acquisitions, FDA regulatory process, financial management, public company reporting, investor relations, and public finance. Mr. Meier is the only member of the Board with significant investment banking experience. The Committee believes that Mr. Meier’s guidance will be invaluable as STAAR moves toward profitability and seeks to expand its business.

John C. Moore
Director since January 2008
Member of the Nominating and Governance Committee
Member of the Compensation Committee
Age 65

Background.  Mr. Moore has more than 25 years of executive experience at ophthalmic medical device companies, where he managed R&D, operations, marketing, sales, business development, service, and finance teams. Between April 2005 and January 2007 Mr. Moore served as CEO of Notal Vision, an Israel-based company that developed comprehensive diagnostic solutions for the early detection and monitoring of age-related macular degeneration (AMD). Mr. Moore served as the President and CEO of Laser Diagnostic Technologies, a manufacturer of diagnostic laser scanning ophthalmoscopes used for the early detection of glaucoma, from 2000 until it was acquired by Carl Zeiss Meditec, Inc. in 2004. Before this, Mr. Moore was a vice president at Alcon Laboratories where he was responsible for pursuing and executing strategic acquisitions and partnerships to broaden the company’s product portfolio. Mr. Moore also spent more than 10 years at Carl Zeiss, Inc., a multinational company with primary businesses in optics, medical, scientific and semiconductor products. Mr. Moore received his Bachelor of Science degree in General Science from University of Rochester.

Qualifications.  Mr. Moore’s long experience in the ophthalmic and medical device industries encompasses both large, well established companies and innovative start-ups. The Committee believes that Mr. Moore’s familiarity with the technical side of the industry and the challenges faced by emerging technology companies has been an important resource for the Board and for stockholders, and has been especially valuable in guiding the management of research and development, strategic planning and “right-sizing.” The Committee believes his familiarity with international operations in the medical device industry has been especially important in light of STAAR’s worldwide business and initiatives to integrate global operations.

David Morrison
Director since May 2001
Chairman of the Compensation Committee
Member of the Nominating and Governance Committee
Age 65

Background.  Mr. Morrison has 35 years of experience in various executive positions, both within the United States and internationally. Between 1998 and 2003 Mr. Morrison served as a consultant for ophthalmic companies in the U.S., Japan and Germany and for consumer goods companies in the United Kingdom, Italy, Australia and New Zealand through his own company, DRM Strategic Services Ltd.; he continues to provide marketing consultation services on a limited basis for non-ophthalmic consumer goods. Mr. Morrison was appointed President and Chief Operating Officer of Chiron Vision following its acquisition of Iolab Corporation in 1995, and served in that capacity until 1997. Prior to joining Chiron Vision, Mr. Morrison served as Area Vice President for Europe for the Gillette Company and as President of International Operations and Co-Chief Operating Officer of Cooper Vision. Mr. Morrison earned a Bachelor of Arts degree, with honors, in economics from the University College of Wales, Aberystwyth and received a post-graduate degree in Industrial Administration from Bradford University.

Qualifications.  In Addition, his experience as a leader at ophthalmic device companies, the Committee believes that Mr. Morrison’s experience in global marketing of medical devices and familiarity with the specific demands of the ophthalmic marketplace in the U.S. and other key territories has been a valuable resource for the Board and for STAAR’s stockholders. As chairman of the Compensation Committee, Mr. Morrison took a lead role in designing STAAR’s management by objectives or “MBO” system and revamping STAAR’s compensation structure.

David Bailey
President, International Operations
Director since December 2000
Age 53

Background.  David Bailey has served as STAAR’s President, International Operations since November 27, 2007, having previously served as our President and Chief Executive Officer since December 28, 2000. Mr. Bailey also joined the Board of Directors on December 28, 2000, and served as Chairman of the Board from 2001 through April 2005. Prior to joining STAAR, Mr. Bailey served as Global President of CIBA Vision Corporation’s surgical business unit based in Atlanta, Georgia. From April 1995 through May 1999, Mr. Bailey served on the global management boards of both Bausch & Lomb and ChironVision. In 1993, Mr. Bailey was the European Managing Director of Johnson & Johnson’s European professional sector, with operating responsibility for Iolab Corporation, an ophthalmic products company that was a subsidiary of Johnson & Johnson at that time, including both medical devices and pharmaceuticals. Mr. Bailey completed his formal education in the United Kingdom, obtaining a Master’s degree from Durham University, and a Bachelor of Arts degree with honors from York University. David Bailey and Don Bailey are not related.

Executive Officers

Deborah Andrews
Vice President and Chief Financial Officer
Age 52

Ms. Andrews has served as Chief Financial Officer since August 2005 and as Vice President since April 2005. She has been employed by STAAR since 1995, serving as Principal Financial Officer from April 2005 to August 2005, Global Controller from 2001 to 2005, Vice President, Finance, of STAAR Surgical AG (Switzerland) from 1999 – 2001, and Assistant Controller from 1995 to 1999. She previously served as an internal auditor for Bourns, Inc., a maker of electronic components, from 1994 to 1995, and an auditor for KPMG Peat Marwick from 1991 to 1994. Ms. Andrews earned her Bachelor of Science degree in Accounting from California State University, San Bernardino.

Hans-Martin Blickensdoerfer
Vice President, International Marketing
Age 44

Mr. Blickensdoerfer, who joined STAAR in January 2005, has over 15 years experience in the ophthalmic device industry. Prior to joining STAAR, Mr. Blickensdoerfer served from January 2003 through December 2004 as Vice President of Sales and Marketing for Milvella Ltd., an Australia-based medical device maker, where his duties included both regional and worldwide business planning, product launches and management of European clinical studies. He worked from 2000 through 2002 for Novartis — CIBA Vision as the Commercial Director for Europe, the Middle East and Africa. Between 1997 and early 2000 he worked for the Surgical Division of Bausch & Lomb, Inc. as its Area Sales Manager for Central and Eastern Europe. Prior to that time he worked in sales and product management positions in the Surgical Division of Chiron Vision and at Chiron Adatomed GmbH. Mr. Blickensdoerfer received his diploma in Marketing and International Management from the University of Mannheim in Germany. He is based in our Nidau, Switzerland facility.

Donald Fagen
Vice President, North American Sales
Age 56

Mr. Fagen joined STAAR on January 13, 2010. Prior to joining STAAR Mr. Fagen had 21 years of experience in the sale and marketing of ophthalmic devices, most recently serving as a consultant to Abbot Medical Optics from January 2009 until December 2009. From March 2008 through January 2009, Mr. Fagen served as Vice President of Sales and Marketing for Syneron Medical Ltd, a maker of lasers used in aesthetic medical procedures. Mr. Fagen served as Vice President of sales and Marketing for VISX Incorporated, a leading maker of lasers used in customized LASIK refractive surgery, from January 2001 through May 2005, when VISX was acquired by Advanced Medical Optics Inc. (now Abbott Medical Optics.). Following the

acquisition he continued to serve as Vice President of Sales and Marketing for the VISX as a unit of Advanced Medical Optics through March of 2008. Among Mr. Fagen’s earlier experience, he served as National Sales Manager for Cooper Vision and for Alcon after its acquisition of Cooper Vision, where his employment extended from 1983 through 1997. He also served as a lieutenant in the U.S. Marine Corps from 1976 to 1980. Mr. Fagen earned his Bachelor of Science degree in Education and History from Texas State University in 1976.

Craig Felberg
Vice President, Research, Development and Clinical Affairs
Age 59

Mr. Felberg, who joined us in 2007, has over 25 years of experience in the field of ophthalmology. Prior to joining STAAR, Mr. Felberg worked with many current and past market leaders including Bausch & Lomb, Chiron, Iolab, Alcon and CooperVision. Mr. Felberg has held positions including Plant Manager, Vice President of Operations and Director of Refractive R&D Program Management. Most recently he was responsible for the Refractive R&D project portfolio at Bausch & Lomb, where he led the efforts to develop and deliver new and improved laser and diagnostic systems as well as new indications for the existing products. Mr. Felberg was also responsible for managing clinical and regulatory programs required to gain approval of new and improved products into worldwide markets. Mr. Felberg received a Bachelor of Arts degree in Management from the University of Redlands and earned a Master of Business Administration degree from Pepperdine University.

Paul Hambrick
Vice President, Operations
Age 48

Mr. Hambrick has served as our Vice President of Operations since February of 2006. From late 2005 through February 2006 he served as Divisional Manager of Engineering at Bio-Rad Laboratories, a manufacturer of products for life science research and clinical diagnostics. From 2001 through 2005 Mr. Hambrick served as General Manager and Vice President of Operations at MAS, a Fisher Scientific Company, managing the production of in-vitro diagnostic products. From 1998 to 2001 he was Director of Manufacturing at Biosense Webster, a Johnson & Johnson company, where he oversaw production of electrophysiology catheters. Prior to joining Biosense Webster, Mr. Hambrick was Director of Manufacturing at Chiron Vision with various product line responsibilities including manufacturing of intraocular lenses, phacoemulsification systems and keratome blades. Mr. Hambrick earned his Bachelor of Science Degree in Business Administration from the University of La Verne in La Verne, California.

Robin Hughes
Vice President, Marketing
Age 46

Mr. Hughes joined STAAR in 2007 from H Consulting, LLC, a consulting firm specializing in marketing and strategy. Prior to founding the firm, Mr. Hughes spent 13 years at Bausch & Lomb, most recently as Vice President of Global Strategy and Commercialization for refractive surgery from 2002 until 2006, and as Vice President of Marketing for Europe, Middle East and Africa (EMEA) from 2001 until 2002. Prior to these roles he held EMEA Director of Marketing positions at Bausch & Lomb in both the Surgical and Visioncare divisions.

Prior to joining Bausch & Lomb in 1993, Mr. Hughes spent eight years in the pharmaceutical industry, transitioning from sales into marketing at Merck, Inc. He earned a Master of Business Administration degree from the Henley Management College, Brunel University. His scientific background includes qualifications in medical microbiology from The Royal London Hospital, and in human physiology and cell biology from the University of Westminster.

Isamu Kamijo
President, STAAR Japan, Inc.
Age 62

Mr. Kamijo joined STAAR on December 27, 2007 when STAAR acquired the remaining interests in STAAR Japan, previously Canon Staar Co., Inc. He serves as the President of STAAR Japan, which is the same chief executive role that he fulfilled as Vice President of Canon Staar from 2003 through 2007. Mr. Kamijo began working at Canon Staar at the time of its formation as a joint venture between STAAR and the Canon companies in 1988, and became a director of Canon Staar in 1993. Between 1972 and 1988 he worked at Canon affiliates in the U.S., Canada, and Europe and at Canon Marketing, Inc. in Japan. Mr. Kamijo graduated from the high school attached to Tokyo Metropolitan University in 1969. He is based at STAAR Japan’s headquarters in Urayasu City, Japan.

Charles Kaufman
Vice President, General Counsel and Corporate Secretary
Age 55

Mr. Kaufman has served as Vice President, General Counsel and Secretary since April 2005. From 2001 to 2005 he served as an attorney at the law firm of Sheppard, Mullin, Richter & Hampton, LLP, where he specialized in corporate finance, securities regulation and corporate transactions. From 1994 to 2001 Mr. Kaufman served as an attorney at the law firm of Morrison & Foerster, LLP. Mr. Kaufman earned his Juris Doctor Degree from the University of California at Los Angeles, where he also received a Bachelor of Arts degree in English Literature.

John Santos
Vice President, Quality Assurance, Regulatory and Clinical Affairs
Age 54

Mr. Santos has served as our Vice President, Quality Assurance and Regulatory Affairs, since November 2008. Mr. Santos, joined STAAR in October 1992, has over 16 years experience in the ophthalmic device industry. Prior to his current post he was Vice President of Corporate Planning and Development from August 2001 until November 2008. Prior to that he served as Vice President Finance and Chief Financial Officer from May 2000 to August 2001, as Vice President Controller from March 1999 to May 2000, and as Controller from October 1992 to March 1999. Prior to his employment at STAAR he worked for Calmar, Inc. in accounting and finance positions. He received his Bachelor of Science in Business Administration from California State University Fullerton and his Masters in Business Administration from Pepperdine University.

None of the directors or executive officers was selected pursuant to any arrangement or understanding, other than with the directors and executive officers of STAAR acting in their capacities as such. There are no family relationships among any of the directors or executive officers of STAAR.

Compensation of Directors

Directors are compensated as follows:

•	Each director who serves on the Board of Directors of STAAR and is not an employee of STAAR or a parent or subsidiary of STAAR (each “non-employee director”) receives an annual director’s fee of $25,000.
•	The Chairman of the Board receives an additional annual fee of $25,000.
•	The Chairman of the Audit Committee of the Board of Directors receives an additional annual fee of $15,000.
•	The Chairman of the Compensation Committee receives an additional annual fee of $10,000.
•	The Chairman of the Nominating and Governance Committee receives an additional annual fee of $10,000.

•	Each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee (other than the respective chairs) receives an additional annual fee of $5,000 for each such committee on which he serves.

It is STAAR’s policy to grant each non-employee director an option to purchase 20,000 shares of common stock on election or re-election to the Board, which vests in full on the first anniversary of grant. Accordingly, Don Bailey, Donald Duffy, John Moore and David Morrison each received an option to purchase up to 20,000 shares of Common Stock on June 17, 2009. These options have an exercise price of $1.92 per share, and vest on June 11, 2010. Following his appointment as director, on June 29, 2009, Richard Meier also received an option to purchase up to 20,000 shares of Common Stock, which has an exercise price of $2.28 per share and vests on June 11, 2010. All of the options granted to directors in 2009 were granted under STAAR’s 2003 Omnibus Equity Incentive Plan.

Beginning in 2007 the Board of Directors agreed that any director could elect to receive his fees for Board and committee service in the form of restricted shares rather than cash. On November 14, 2008 Don Bailey elected to receive shares in lieu of $70,000 in Board fees otherwise payable over the 12 months of board service beginning on October 1, 2008, and David Morrison made a similar election with respect to the $45,000 in board fees otherwise payable to him over that period. Based on the closing price of STAAR’s Common Stock on November 14, 2008, Don Bailey received 44,872 restricted shares and Mr. Morrison received 28,846 restricted shares. In each case the shares vested in four equal installments at the beginning of each calendar quarter, beginning on January 1, 2009. None of our directors has elected to receive fees in the form of stock in 2010.

The Board of Directors can change the compensation of directors at any time.

Corporate Governance Principles

STAAR’s Board of Directors directs the management of the Company’s business, property and affairs. The Board selects the senior management team, which manages the day-to-day operations of the Company. The Chief Executive Officer, other senior officers of STAAR and STAAR’s counsel keep the Board informed of the Company’s business through discussions. Management regularly provides financial and other materials regarding STAAR’s business to the Board and the committees of the Board for their review. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems changes necessary or appropriate.

The Board regularly reviews the recommendations of the Nominating and Corporate Governance Committee regarding best practices in corporate governance. In April 2010, the Board has implemented two stockholder-oriented changes in its corporate governance: a Bonus Compensation Recoupment Policy and a Director Stock Ownership Guideline.

Bonus Recoupment Policy.  This policy includes standards for seeking the return, or “claw-back,” of bonus compensation paid to the Chief Executive Officer or Chief Financial Officer in certain circumstances following a material restatement of STAAR’s financial statements. The policy provides that if the relevant officer is adjudicated to have engaged in gross negligence, intentional misconduct or fraud, and the Board determines that the wrongful conduct directly or indirectly made the restatement necessary, we will seek reimbursement of any excess incentive award or bonus paid on the basis of financial performance. The excess incentive award that may be recovered is the difference, if any, between the amount actually paid to the relevant officer and the amount that would have been paid to the officer had the incentive award been calculated based on the financial statements as restated. The claw-back may not be sought if more than five years have elapsed since the payment of the affected award or bonus, or following a change in control.

Stock Ownership Guideline.  Pursuant to the guideline, non-employee directors are expected, within three years of the adoption of the policy or a non-employee director first joining the Board, to acquire and hold at least 10,000 shares of our common stock. Stock options do not count toward this requirement. From time to time the Board will consider and may reset the level of stock ownership that it considers appropriate for the guideline.

Earlier stockholder-oriented governance changes adopted by the Board include the following:

•	a policy that the Chairman of the Board will be an independent director, separating the authority of the Chairman and the Chief Executive Officer, which was implemented prior to the Annual Meeting of Stockholders in 2005;
•	the implementation of annual voting and one-year terms for directors, to replace a previous system in which directors served staggered three-year terms, which the Board proposed and the stockholders approved at the 2006 Annual Meeting; and
•	the termination of STAAR’s stockholder rights plan, or “poison pill,” in 2006.

Policy Regarding Board Leadership Structure

Since 2005 the Board of Directors has kept the positions of CEO and Chairman separate and followed a policy that the Chairman shall be an independent director. The Board of Directors believes that this separation of roles serves the interests of our stockholders because combining the positions might hamper the Board’s ability to provide independent oversight and concentrate too much power in the hands of a single executive. Moreover, the Board believes that it is important for the Chief Executive Officer to report to an independent Board, and that having a separate and independent chairman may help facilitate communications and relations between the Board and officers.

The Board’s Role in Risk Oversight

The Board of Directors is charged with general oversight of the management of STAAR’s risks. When reviewing the Company’s strategy, business plan, budgets and major transactions the Board continuously examines the element of risk in each proposed activity. Each of the Board’s standing committees assists the Board in overseeing the management of risk in the area overseen by the committee. In particular, the Audit Committee assists the Board by systematically reviewing on at least an annual basis a report from management on the risks related to such matters as financial reporting, revenue recognition, treasury management, information technology and insurable risks. At least once each year the Audit Committee holds a risk “brainstorming” session with management to encourage broad thinking about unexpected sources of risk. Following these communications with management, the Audit Committee reports the results of its review to the full Board. In addition, the Compensation Committee oversees risks related to our compensation programs and policies.

Meetings of the Board

The Board of Directors held 18 meetings during 2009. During 2009 each director attended more than 75% of the total number of Board meetings during his service as director and the total number of meetings of the committees on which he served.

It is the policy of STAAR to require members of the Board of Directors to attend the annual meeting of stockholders, if practicable. All directors attended the 2009 annual meeting of stockholders.

Committees

The Board of Directors has three standing committees: a Nominating and Governance Committee, a Compensation Committee and an Audit Committee. The members of each committee serve at the discretion of the Board of Directors. The Board has adopted a written charter for each committee to provide for its organization and procedures and to delegate requisite authority for the committee to carry out its purposes.

Nominating and Governance Committee.

The current members of the Nominating and Governance Committee are Don Bailey, who serves as chair, John Moore and David Morrison. Each member of the Nominating and Governance Committee is “independent” as that term is defined under the Nasdaq Marketplace Rules.

The principal purposes of the Nominating and Corporate Governance Committee are to help ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to stockholders and STAAR, and that STAAR has and follows appropriate governance standards. To carry out these purposes, in accordance with its written charter, the Committee does the following:

•	identifies individuals qualified to become directors, consistent with criteria approved by the Board of Directors,
•	recommends the director nominees to be selected by the Board of Directors for the next annual meeting of stockholders,
•	reviews best practices in corporate governance, and recommends to the Board of Directors stockholder-oriented improvements in corporate governance that may be applicable to STAAR, and
•	oversees the evaluation of the Board of Directors and management.

In addition to the candidates proposed by the Board of Directors or identified by the Committee, the Committee considers candidates for director suggested by our stockholders in accordance with the procedures described in the Questions and Answers section in response to the question “Can stockholders propose individuals to be considered as the Board of Directors’ nominees for the 2010 Annual Meeting?” Stockholder nominations that comply with those procedures and that meet the criteria outlined below will receive the same consideration that the Committee’s nominees receive.

Essential criteria for all candidates considered by the Committee include the following:

•	integrity and ethical behavior;
•	maturity; management experience and expertise;
•	independence and diversity of thought;
•	broad business or professional experience; and
•	an understanding of business and financial affairs, and the complexities of business organizations.

In evaluating candidates for certain Board positions, the Committee evaluates additional criteria, including the following:

•	financial or accounting expertise;
•	experience in the ophthalmic medical device industry or other regulated industries;
•	scientific accomplishment in medicine, physiology or medical devices;
•	experience in commercializing and marketing ophthalmic devices;
•	other medical devices or pharmaceuticals;
•	experience in conducting business in international markets;
•	business and other experience relevant to public companies of a size comparable to STAAR; and
•	experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board of Directors, the Committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of STAAR.

The Nominating and Corporate Governance Committee believes that differences in background, professional experiences, education, skills and viewpoints enhance the performance of the Board of Directors. Thus, the Nominating and Corporate Governance Committee considers such diversity in selecting, evaluating and recommending proposed nominees. However, neither the Nominating and Corporate Governance Committee nor the Board of Directors has implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

The Board of Directors’ nominees for the Annual Meeting have been recommended by the Committee, and have been nominated by the independent directors and the full Board of Directors.

The Committee received no stockholder recommendations of candidates for election at the 2010 Annual Meeting.

During 2009, the Nominating and Governance Committee held 2 meetings.

Compensation Committee

The current members of the Compensation Committee are David Morrison, who serves as chair, Richard Meier and John Moore. Each member of the Compensation Committee is “independent” as that term is defined under the Nasdaq Marketplace Rules.

The principal purposes of the Compensation Committee are to help ensure that STAAR’s compensation of its executive officers and those of its subsidiaries satisfies the following requirements:

•	alignment with the compensation strategy of STAAR determined by the Board of Directors;
•	equitable and consistent treatment of all executive officers;
•	enabling STAAR to compete in recruiting and retaining qualified executive officers; and
•	conforming to the requirements of all appropriate regulatory bodies.

The Committee also administers STAAR’s 2003 Omnibus Equity Incentive Plan.

The Compensation Committee makes all decisions for the total direct compensation of the executive officers of STAAR, including base salary, annual bonus, long-term equity compensation and perquisites. The Compensation Committee also generally approves Company-wide pay increases and discretionary compensation that may be allocated to non-executive employees by management.

During 2009, the Compensation Committee held 5 meetings.

Compensation Committee Interlocks and Insider Participation

During 2009 David Morrison, Don Bailey, Richard Meier and John Moore served on the Compensation Committee. There were no Compensation Committee interlocks or insider (employee) participation during 2009.

Audit Committee

STAAR’s Board of Directors has established an Audit Committee as a standing committee of the Board. The principal purpose of the Audit Committee is to oversee (i) the quality and integrity of STAAR’s financial statements, (ii) the qualifications and independence of STAAR’s independent registered public accounting firm, and (iii) the performance of STAAR’s independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board of Directors.

The current members of the Audit Committee are Donald Duffy, who serves as chair, Don Bailey and Richard Meier. Each member of the Audit Committee is “independent” as that term is defined under the rules of the SEC and the Nasdaq Marketplace Rules. STAAR has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC. In 2009 the Audit Committee met 11 times.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees for professional services provided by BDO Seidman, LLP related to fiscal year 2008 and fiscal year 2009, all of which the Audit Committee pre-approved:

	2008	2009
Audit Fees(1)	$1,032,000	$836,500
Audit-related Fees(2)	23,000	20,000
Tax-related Fees(3)	3,000	4,500
All Other Fees	—	—

(1)	Both 2008 and 2009 Audit Fees include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) the audit of management’s report on the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; (iii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iv) comfort letters, consents and other services related to SEC and other regulatory filings; and (v) associated expense reimbursements.
(2)	Audit-related Fees were principally for audits of our employee benefit plan.
(3)	In 2008 and 2009, these fees were for a review of statutory tax filings for our Swiss operations.

The Audit Committee administers STAAR’s engagement of BDO Seidman, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP and whether, for reasons of efficiency or convenience, it is in the best interest of STAAR to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by BDO Seidman, LLP of the non-audit services related to the fees shown in the table above did not affect that firm’s independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services, and the Audit Committee pre-approved all fees and services of BDO Seidman, LLP, for work done in 2008 and 2009. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Charters of the Committees

The charters of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee are available on STAAR’s web site at www.staar.com, under “Investor/ Media — Corporate Governance.”

Stockholder Communications with Directors

You may communicate with the chairman of our Audit Committee or the chairman of our Nominating and Governance Committee, or with our outside directors as a group by writing to such persons c/o Charles Kaufman, Secretary, at 1911 Walker Avenue, Monrovia, California 91016.

The corporate secretary distributes communications to the Board of Directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as the following:

•	junk mail and mass mailings,
•	product complaints,
•	product inquiries,
•	new product suggestions,
•	resumes and other forms of job inquiries,
•	surveys, and
•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be forwarded to the hotline.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in STAAR’s Proxy Statement for 2010.

The Compensation Committee
David Morrison (Chairman)
Richard Meier
John Moore

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers of STAAR identified below in the Summary Compensation Table, to whom we refer as our “Named Executive Officers.” The Compensation Committee of the Board of Directors, to which we refer in this discussion as the “Committee,” makes all decisions for the total direct compensation — that is, the base salary, annual bonus, long-term equity compensation and perquisites — of STAAR’s executive officers, including the Named Executive Officers. The Committee exercises significant discretion in making judgments regarding appropriate compensation

STAAR’s management develops the health, welfare, retirement and paid time-off plans and policies applicable to salaried U.S.-based employees with the advice of the Human Resources, Finance and Legal Departments, which generally administer these plans. The Committee (or Board) oversees these plans and policies and approves fundamental changes outside the day-to-day decisions made by management to maintain them. Outside the U.S. the management of our foreign subsidiaries determines benefit plans in accordance with prevailing local standards and legal requirements.

STAAR’s Business Environment

Our Mission.  STAAR develops and manufactures visual implants and other innovative ophthalmic products to improve or correct the vision of patients with cataracts and refractive conditions, and distributes them worldwide. STAAR’s mission is to increase stockholder value by forming economic and therapeutic partnerships with our customers, allowing the ophthalmic surgeon to perform safer surgeries and improve patient outcomes. As to our officers and employees, our mission is to create an environment that is open, honest and entrepreneurial, within which each is challenged to reach his or her full potential.

Our Values.  Each employee of STAAR is required to promote honest and ethical conduct both within the Company and in its relations with customers, business partners and regulators.

Our Business Opportunity.  STAAR competes with much larger companies in the ophthalmic industry and strives to maintain its competitive position through innovation. STAAR pioneered the flexible intraocular lens, which has become the standard of care for cataract surgery, and has been a worldwide leader in intraocular refractive implants. For our business to grow and reward our stockholders for investing in us, we believe our employees must devote their efforts to developing, manufacturing, marketing and selling innovative products that improve the vision of patients and better serve the needs of our physician customers.

In recent fiscal years, STAAR has devoted significant resources to thoroughly revamping its quality and regulatory compliance systems. STAAR’s standing with the FDA and other regulators, and its reputation with customers, depend on maintaining a corporate culture that emphasizes regulatory compliance at all levels, and STAAR aims for continuous improvement in the quality of its products. In evaluating the performance of executives and employees at every level, STAAR places a special emphasis on that contribution.

Compensation Policies and Practices Related to Risk Management

STAAR’s Compensation Committee, Audit Committee and Board of Directors have analyzed and continue to monitor whether STAAR’s compensation practices with respect to executive officers or any of its employees create incentives for risk-taking that could harm STAAR or its business. The Compensation Committee, Audit Committee and the Board of Directors have all determined that none of STAAR’s compensation practices creates a risk that is reasonably likely to have a material adverse effect on the Company.

Compensation Program Objectives and Rewards

Compensation Philosophy.  STAAR designs its compensation programs to promote a high-performance culture that attracts, motivates and retains the key talent necessary to optimize stockholder value in a competitive environment. Compensation at STAAR is market-driven and is designed to motivate behaviors that will enable STAAR to execute an aggressive business strategy. Our compensation program is designed to reward our executives for meeting or exceeding corporate financial goals and individual objectives, and for maintaining the highest standards of business conduct. Our Compensation Committee determines all elements of compensation for executive officers. Management is involved only to the extent of providing performance information and recommendations. The compensation package for all employees includes a number of components:

•	Pay for the achievement of business and strategic goals, as measured by our financial and operating performance, as well as individual strategic, management and development objectives.
•	Competitive compensation, set at levels to attract and retain key employees. We regularly review compensation surveys in the medical device industry and consider the results of these reviews as one factor in setting compensation levels.
•	Alignment of employee compensation with the interests of shareholders through equity compensation.

STAAR measures the success of its compensation programs by the following:

•	The overall performance of STAAR’s business and the commitment of its officers to improving performance;
•	Our ability to attract and retain key talent; and
•	The perception of employees that STAAR rewards dedication, skill and focus on success of the enterprise.

While STAAR believes it is important to establish clear performance objectives, it also recognizes that objectives may change during the year. STAAR values flexibility in making final determinations of compensation, and accordingly treats reported performance against objectives as guidelines for the Committee, which will then exercise significant discretion in making final compensation decisions.

STAAR generally seeks to pay executive officers total compensation competitive with that paid to executives in comparable positions with other companies of similar size in STAAR’s industry. Bonus programs and equity incentives can constitute a significant portion of total compensation and are designed to reward performance against financial and strategic objectives as well as align the interests of executive officers with those of our stockholders.

All of the compensation and benefits for the Named Executive Officers serve the primary purpose of attracting, retaining and motivating the highly talented individuals who perform the work necessary for STAAR to succeed in its mission while upholding its values in a highly competitive marketplace. Beyond that, we design different elements of compensation to promote individually tailored goals.

In 2009 the Committee reviewed the Radford Global Life Sciences Survey prepared by the Radford Survey of Executive Compensation to assess the general competitiveness of STAAR’s compensation. Comparisons with survey results are only one element considered by the Committee in making compensation decisions. Current salaries range from the 25th to 50th percentile in the 2009 survey. The Committee believes that it has been able to attract and retain personnel with a high level of professional skill and experience partly because of the value its executives have placed on the potential growth in value of their equity compensation if their efforts to improve STAAR’s business succeed. However, current salary levels may pose a future risk to retention of the most qualified individuals. As a result, the Committee believes that if STAAR’s performance continues to improve it is likely, over time, to reassess and appropriately adjust compensation levels.

The Radford Global Life Sciences Survey employs a database of approximately 650 multinational life science companies. Neither STAAR nor any of its officers or directors has engaged in any other transaction, or has any other relationship, with the Radford Survey.

Management by Objectives.  Near the beginning of each year STAAR’s management, in consultation with the Board, establishes Company goals expressed as objectives. The objectives usually relate to current year financial goals and milestones for significant longer term projects. Generally, objectives do not include the basic responsibilities of the employee’s position. Near the beginning of each year the Committee, in consultation with management, will generally develop individual management-by-objective goals (“MBOs”) for each Named Executive Officer that are aligned with STAAR’s overall short-term and long-term goals. Whenever possible, objectives should have enough clarity and specificity to be easily measured (numbers, dates, events, etc.). Objectives should be developed with the expectation that their achievement would be challenging but attainable. If there is more than one objective, they may be weighted but in any event the sum of the weights equals 100%. The committee and management develop target cash bonus amounts for each employee, expressed as a percentage of base salary. Once calculated, MBO scores serve as guidelines to the Committee, which retains significant discretion in deciding what portion, if any, of the targeted amount may be awarded. The Committee also has the discretion to grant compensation in excess of target amounts in cases of extraordinary performance, especially if that performance relates to new challenges or opportunities not originally identified in the MBO process.

Appraisals at every level of STAAR take into account compliance with our policies and codes of conduct. We may accord special weight to positive or negative contributions to STAAR’s culture of regulatory compliance.

Elements of Compensation

The elements of compensation that may be paid to executive officers of STAAR include base salary, annual cash bonuses, and equity compensation in the form of plan-based awards.

Base Salaries.  We generally negotiate base salaries at a level necessary to attract and retain the talent STAAR needs to execute its plans. The Committee considers such factors as its subjective assessment of the executive’s scope of responsibility, level of experience, individual performance, and past and potential contribution to STAAR’s business. As noted above in the context of total compensation, the Committee will often compare base salary with market data obtained through independent surveys as one factor in making compensation decisions.

The Committee determines base salaries for executive officers, including the Named Executive Officers, early each calendar year. For Named Executive Officers other than himself, the CEO proposes any change in base salary based on:

•	the CEO’s evaluation of individual performance and expected future contributions, based on STAAR’s Professional Development Plan;
•	the general development of STAAR’s business;
•	a review of survey data and
•	comparison of the base salaries of the executive officers who report directly to the CEO to provide for internal equity.

Annual Cash Bonuses.  The Committee has exclusive discretion to award bonuses to STAAR’s executives, including its Named Executive Officers, as an incentive for employee productivity and effectiveness over the course of each fiscal year. The CEO recommends executive bonuses to the Committee based upon a combination of the Company’s financial performance and individual performance against the MBOs established for the year. Each of our current Named Executive Officers has a contractually established annual bonus target. In the case of other executive officers, who generally do not have contractually established bonus targets, the Committee decides target amounts based on the recommendations of management, the executives’ levels of salary and responsibility, and equity among peer level officers. The Compensation Committee also considers other types and amounts of compensation that may be paid to the executive, such as commissions.

Through the MBO process, achievement of corporate and individual objectives will generate a percentage of bonus potential that the Committee uses as a guideline in determining cash bonuses. Management may make further recommendations, and the Committee then weighs both objective and subjective standards in following or departing from the guideline bonus amount.

It is the goal of the Board and the Committee that as STAAR’s business improves and becomes profitable discretionary compensation will be awarded on an increasingly objective basis. In recognition of the significant challenges faced by STAAR’s management in reversing negative trends for the business and efforts expended by management, the Committee believes that at present a greater degree of discretion and subjectivity is necessary to ensure that STAAR retains its most effective employees and continues provide incentives for their efforts to improve the business and increase stockholder value.

Grants of Plan Based Awards — Equity Compensation

During 2009 and 2010 STAAR has had a single active stock plan in place for employees, officers, directors and consultants: the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan. The terms of the 2003 Omnibus Plan are discussed below under the heading “STAAR Surgical Company 2003 Omnibus Equity Incentive Plan.” The 2003 Omnibus Plan makes available a broad variety of stock-based compensation; to date the Committee has awarded equity compensation in the form of stock options, restricted shares, and stock grants.

Long-Term Equity Compensation.

The Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with the interests of STAAR’s stockholders. Long-term equity incentive awards may be granted in the form of either stock options or restricted shares.

Stock options.  Stock options become valuable if the price of our common stock rises after we grant the options. The Committee sets the exercise price of a stock option on the date of grant at fair market value, which is generally the closing price of our common stock on the Nasdaq Global Market on that date. Under the 2003 Omnibus Plan, STAAR may not grant stock options having an exercise price below fair market value of our common stock on the date of grant. STAAR does not grant stock options with a so-called “reload” feature. To encourage retention by providing a long-term incentive, the ability to exercise an option vests over a period of three or four years.

The Board of Directors has delegated to the Committee its authority to grant stock options. The Committee’s policy is to award stock options to executive officers soon after they commence employment. In making grants, the Committee weighs the potential contribution of the executive to STAAR, but because the size of initial awards generally depends on the level necessary to attract the executive under prevailing market conditions, initial award amounts are negotiated by management in consultation with the Committee, then submitted to the Committee for approval. In determining the size of any subsequent grants, the Committee takes into consideration STAAR’s and the individual’s performance, level of responsibilities, competitive market practices, and the size and term of prior option grants. These factors are guidelines, and the Committee ultimately exercises its discretion and subjective judgment in determining whether to award options and the size of any award, and does not base awards on any pre-determined formula.

STAAR does not backdate options or grant options retroactively. We also do not coordinate the grant of options with the release of nonpublic information in order to make grants before the announcement of favorable information or after the announcement of unfavorable information.

Restricted shares.  Restricted shares are shares of common stock that STAAR grants subject to restrictions on sale or transfer for a specified period of time. Restricted shares are forfeited back to STAAR if the grantee’s service to STAAR terminates before the end of the restricted period. Under this arrangement, sometimes referred to as “reverse vesting,” when the restricted period ends the grantee obtains full rights of ownership over the shares. Restricted stock provides a long-term incentive by aligning the grantee’s interests with those of the stockholders and encourages retention through the risk of forfeiture if the grantee ceases working for STAAR during the restricted period.

Other Equity Compensation.

Stock Grants.  The 2003 Plan permits the grant of fully vested, unrestricted shares to employees and consultants of STAAR. While the general practice of the Committee is to use plan-based award for long-term equity compensation, it may from time to time find it appropriate to grant unrestricted shares. For example, STAAR awarded equity compensation in this form in March 2009 in lieu of any cash discretionary compensation to executives because of the uncertain worldwide economic conditions and the Company’s need to conserve cash in 2008 and 2009. It has not elected to do so again in 2010.

Base Salaries of Named Executive Officers

As described in greater detail below, on March 5, 2010 the Committee approved the following increases (effective April 5, 2010) in salaries of the Named Executive Officers:

Increase in Annual Salary

Name and Title	Current Salary		New Salary
Barry Caldwell President and CEO	$400,000		$440,000
Deborah Andrews Vice President and CFO	$250,000		$265,000
Hans Blickensdoerfer Vice President, International Marketing	$266,451	(1)	$274,451	(1)

(1)	Based on the dollar/Swiss franc exchange rate as of January 1, 2010.

The Committee did not approve any increases in annual salaries of executive officers in 2009, due to extreme uncertainty in the general business climate caused by the global recession and to STAAR’s then-limited cash resources. In order to retain the most talented members of its workforce, on a company-wide basis STAAR generally targeted annual salary increases averaging 2.5% – 3% for employees rated as highly effective in 2010 and (for non-executive employees only) in 2009.

Salary of Chief Executive Officer.  STAAR established the base salary and incentive compensation for STAAR’s President and Chief Executive Officer, Barry Caldwell, through arm’s-length negotiation based on his experience and skills and then-prevailing market conditions. During the first year of his employment, negotiated compensation consisted of $300,000 in salary paid in the form of cash and $100,000 paid in the form of stock. STAAR and Mr. Caldwell entered into an employment agreement on November 27, 2007, which was amended in 2008 and provides for an annual base salary of $400,000, of which Mr. Caldwell may elect to receive a portion in the form of restricted stock. For the second year of the term Mr. Caldwell elected again to be paid $100,000, or one fourth of his base salary, in the form of restricted stock. Mr. Caldwell did not elect to receive a portion of his salary in stock during 2010.

In approving Mr. Caldwell’s 2010 salary increase the Committee considered the positive performance factors described below under “Bonuses Paid for 2009 Performance” and the Committee’s belief that it was in the best interest of the stockholders to ensure his continued service through an increase in salary. In arriving at the 10% number, the Committee considered that Mr. Caldwell had not received a salary increase since becoming CEO in 2007 and the increase would bring his salary approximately to the 25th percentile level among peer companies.

Salaries of Other Named Executive Officers.  The Committee also approved increases in the annual salaries received by Ms. Andrews and Mr. Blickensdoerfer on March 5, 2010. Based in part on the positive performance metrics described below under “Bonuses Paid for 2009 Performance,” both Ms. Andrews and Mr. Blickensdoerfer were rated as highly effective. Ms. Andrews, who had not had an increase in salary since April 2007, received a 6% increase. Mr. Blickensdoerfer, who received a 4% salary increase in 2008, received a 3% increase in 2010. In each case the Committee determined that the resulting increased salary was commensurate with the executive officer’s skill and experience. In particular, Mr. Blickensdoerfer has consistently delivered sales results in excess of planned levels.

Annual Cash Bonuses

On March 5, 2010, the Compensation Committee approved annual cash bonuses to Named Executive Officers as follows:

Bonuses for 2009 Performance

Name and Title	Bonus
Barry Caldwell President and CEO	$75,000
Deborah Andrews Vice President and CFO	$35,000
David Bailey President, International Operations	$35,000
Hans Blickensdoerfer Vice President, International Marketing	$65,000

In addition, on March 2, 2010, Reinhard Pichl, general manager of STAAR’s former German subsidiary Domilens GmbH, received a bonus from Domilens in the amount of €60,000 ($81,400 based on the dollar/euro exchange rate on that date), just prior to the closing of our divestiture of Domilens.

The Committee’s basis for determining annual bonus amounts for Named Executive Officers is described further below.

Achievement of Company Objectives

In February of 2009, the Committee established operating profit as the key company-wide objective for performance bonuses. Because of differences in historical performance among STAAR’s global business units, and the differing roles of the Named Executive Officers with respect to those units, the achievement of company-wide objectives was measured differently among the Named Executive Officers.

For each of the business units listed in the following table, the objective was to achieve the operating profit level specified in STAAR’s business plan. Among the Named Executive Officers, the operating profit objectives were allocated as follows:

	Enterprise Wide Performance	All International (non-U.S.) Performance	STAAR Surgical AG (Switzerland)
Barry Caldwell President and CEO	100%
Deborah Andrews Vice President and CFO	100%
David Bailey President, International Operations	25%	75%
Hans Blickensdoerfer Vice President, International Marketing	25%		75%

Our fifth Named Executive Officer, Reinhard Pichl, served as general manager of our former German subsidiary, Domilens GmbH. We sold our interests in Domilens on March 2, 2009, prior to the determination of executive bonuses for 2009 performance. A bonus paid to Mr. Pichl prior to the sale of Domilens was determined on a different basis, as described below.

Among the relevant business units, only STAAR AG reached the operating profit level specified in the business plan in 2009. As a result, the multiplier for determining the bonus guideline would be 75% for Mr. Blickensdoerfer, and 0% for each of the other Named Executive Officers. In light of the significant progress made by STAAR in 2009 based on alternate metrics, the Committee determined in its discretion that it would give partial credit for company performance to the four Named Executive Officers whose guideline number would otherwise be zero.

The performance metrics considered by the Committee in making this decision were the following;

•	generation of positive cash from operations for the last three quarters of 2009 and the full year, the first such cash generation in six years;
•	a ten percent reduction in operating expense over prior year in each of the four quarters of 2009 and for the full year;
•	progress toward key regulatory approvals, including key steps toward the 2010 approval of the ICL for sale in Japan and the resumption of FDA review of the TICL supplemental premarket application; and
•	increased market share for the Visian ICL product family among total refractive surgical procedures in most of STAAR’s principal markets worldwide.

Achievement of Individual Objectives

With the exception of Mr. Pichl, the individual objectives for STAAR’s Named Executive Officers and their performance against them is set forth in the following table. The objectives for each officer were equally weighted.

Name and Position	2009 Salary	Incentive Target(1)	Objective	Level of Attainment	Bonus Paid(1)
Barry Caldwell President and CEO	$400,000(2)	60%	Stabilize capital structure of the Company	Achieved	18.75%
			Achieve profitability	Not Achieved
			Significantly improve standing of Company with regulatory agencies	Achieved
			Drive change in corporate culture toward focus on Company-wide success	Partially Achieved
			Increase stockholder value	Achieved
Deborah Andrews Vice President and CFO	$250,000	40%	Take leadership role in stabilizing capital structure of the Company	Achieved	14%
			Provide leadership and develop tools to achieve global profitability	Achieved
			Break down geographical “silos” within financial organization	Not Achieved
			Enhance professional skill sets	Achieved
David Bailey President, International Operations	$414,000(3)	50%	Work closely with CEO and CFO to stabilize capital structure of the Company	Achieved	9%
			Keep international management team focused on success at operating income level	Partially Achieved
			Keep Japanese organization focused on obtaining TICL approval within 2009	Partially Achieved
			Drive geographical “silos” out of the organization	Not Achieved
			Improve specific professional skill sets	Partially Achieved

Name and Position	2009 Salary	Incentive Target(1)	Objective	Level of Attainment	Bonus Paid(1)
Hans Blickensdoerfer Vice President, International Marketing	$254,192(4)	25%	Achievement of $18.5 million in trade sales from STAAR Surgical AG	Achieved	26%
			Achieve planned profit margin for STAAR AG	Not Achieved
			Manage sales and marketing expense within budget	Achieved
			Develop and execute marketing plan for Visian product line extension	Not Applicable
			Develop full launch plan for KS-X Preloaded Acrylic Injector	Achieved
			Effectively manage Days’ Sales Outstanding (DSO) to plan	Achieved

(1)	“Target Incentive” and “Bonus Paid” are shown as a percentage of salary.
(2)	Includes value of salary Mr. Caldwell elected to receive in the form of stock during 2009.
(3)	Based on the average dollar/Swiss franc exchange rate for 2009.
(4)	Based on the average dollar/euro exchange rate for 2009.

Basis for Bonus paid to Reinhard Pichl.  During 2009 Mr. Pichl, as General Manager of Domilens, served an important role in preparing due diligence materials and representing the management of Domilens to potential purchasers. In light of the importance of this assistance, and the extent to which it consumed management time and diverted management attention away from Domilens’ business, the Compensation Committee approved an alternate bonus plan for Mr. Pichl: if Domilens achieved 90% of its planned revenue for 2009 and STAAR’s divestiture of Domilens was successful, Mr. Pichl would receive a bonus of €60,000. Domilens achieved the 90% revenue target and, as noted above, the €60,000 bonus was paid to him by Domilens prior to the closing of the sale of Domilens on March 2, 2010.

No Cash Bonuses Paid in 2009.  The Compensation Committee determined in February 2009 that STAAR would not pay cash bonuses to executives based on 2008 performance. Management did not recommend cash bonuses, and the Committee concurred, because of STAAR’s overall financial results, notwithstanding significant progress toward improved results across all business units and outstanding individual achievements. Additional factors considered by the Committee in these decisions were STAAR’s need to conserve its cash resources and uncertainty about the global economic environment in 2009.

Plan-based Awards to Named Executive Officers

Plan-Based Awards to Named Executive Officers in Fiscal Year 2010

On March 5, 2010, the Compensation Committee approved the grant of long-term equity compensation, in the form of restricted shares of common stock, to the Named Executive Officers, as follows:

Long-Term Equity Compensation

Name and Title	Restricted Shares of Common Stock(1)
Barry Caldwell President and CEO	25,000
Deborah Andrews Vice President and CFO	10,000
David Bailey President, International Operations	15,000
Hans Blickensdoerfer Vice President, International Marketing	10,000

(1)	The restricted shares may not be sold or transferred until March 5, 2011, and until that date are subject to forfeiture pursuant to customary vesting conditions.

STAAR issued these restricted shares pursuant to the STAAR Surgical 2003 Omnibus Equity Incentive Plan. The shares may not be sold or transferred by the grantees until March 5, 2012, and until that date are subject to forfeiture pursuant to customary vesting conditions.

The decision to grant restricted shares, and the number of shares allocated to each Named Executive Officer, was made by the Committee in its discretion based on a number of subjective factors, which were not assigned numerical values or specific weights. As an initial consideration, as of March 5, 2010 STAAR had approximately 475,000 shares remaining available for grants under the 2003 Omnibus Equity Incentive Plan. Of this number, the Committee determined that it would issue approximately 300,000 shares in a broad-based grant to employees, and reserve the remainder for potential future use, including annual grants to directors and possible new hires. We made the March 5, 2010 grants to 67 employees of STAAR world-wide, who in aggregate received 176,000 stock options and 113,000 restricted shares of common stock.

Other factors considered by the Committee in allocating shares for long-term equity incentives among employees, including the Named Executive Officers, were the employees’ levels of responsibility and pay range, equity among peer-level officers and employees, and the need to provide additional incentives in light of the employee’s existing equity incentives.

Change in Control Arrangements

Our Named Executive Officers will generally receive continued payments from STAAR or a successor company if they are terminated following a change in control of STAAR. In addition, the 2003 Plan provides that, if STAAR has a change in control, options vest immediately unless the surviving company assumes or replaces the options. STAAR provides these rights to help it compete with larger, better-capitalized ophthalmic companies in attracting employees. STAAR also recognizes the importance to the Company and its stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Change in control rights are intended to do the following:

•	Encourage employees to remain with the company despite uncertainties while a transaction is under consideration or pending by assuring them that, if they are terminated as a result of a change in control, they will receive continued pay and benefits to cover the disruption in employment; and
•	Reinforce the alignment of employee interest with stockholder interest by providing that, if a major transaction occurs, vesting and exercisability of stock options will continue, so the potential equity value of unvested or unexercised options will not be lost.

Perquisites

STAAR’s Named Executive Officers, along with other senior management employees, may be eligible for a limited number of perquisites intended to minimize distractions from the executives’ attention to STAAR’s business. In addition to his base salary, Mr. Caldwell receives a housing allowance to maintain an executive-level apartment in the vicinity of STAAR’s headquarters, and will receive relocation assistance when he moves permanently to the area from his home in Ft. Worth, Texas, if the relocation takes place on or before December 31, 2010. If Mr. Caldwell does not relocate by that date, he will continue to receive housing reimbursement and be eligible for relocation assistance, but only at a reduced 50% rate and only until December 31, 2011. David Bailey is entitled, in addition to his base salary, to an automobile allowance, disability insurance which will replace 60% of his annual salary in the event of his disability, and payment of premiums for a life insurance policy with a death benefit of $1,750,000.

Benefits

The Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable STAAR to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that STAAR has a productive and focused workforce through reliable and competitive health and other benefits. Pension and savings plans help employees, especially long-serving employees, save and prepare financially for retirement.

STAAR’s qualified 401(k) Plan allows employees to contribute up to 15% of their base salaries, up to the limits imposed by the Internal Revenue Code — $16,500 per employee for 2009 — on a pre- or after-tax basis. STAAR provides a 50% percent match up to the first 2% of the employee’s compensation, and a 25% match of the next 4% of compensation, which vest immediately. The terms of the 401(k) Plan are described below under the caption “Employee Benefit Plans.” Officers serving outside the U.S., where Section 401(k) of the Internal Revenue Code is largely inapplicable, receive pension benefits based on local regulations and standards.

David Bailey and Hans Blickensdoerfer are entitled to pension benefits under a Passive Pension Plan that STAAR Surgical AG, STAAR’s Swiss subsidiary, maintains for its employees. The Swiss plan is financed by employer and employee contributions, with employers required to match employee contributions.

Each of STAAR’s U.S.-based executive officers also receives an executive life insurance policy with premiums paid by the Company. David Bailey receives a life insurance policy with premiums paid by the Company, providing a death benefit of $1,750,000.

Policy Under Section 162(m) of the Internal Revenue Code.  STAAR has not formulated a policy for qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become material, the Compensation Committee will consider whether such a policy should be implemented, either in general or with respect to specific transactions.

Summary Compensation

The following table summarizes the compensation of the Named Executive Officers for each of the three fiscal years ending January 1, 2010. The Named Executive Officers are the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Barry Caldwell President and Chief Executive Officer	2009	300,000	75,000	57,000	—	—	55,792	487,792
	2008	300,000	—	101,283	262,389	—	56,768	720,440
	2007	21,878	—	100,000	60,215	—	18,750	200,843
Deborah Andrews Vice President and Chief Financial Officer	2009	250,000	35,000	23,750	—	—	12,271	321,021
	2008	250,000	—	—	32,851	—	16,748	299,599
	2007	243,269	50,000	—	136,618	—	12,742	442,629
David Bailey(2) President, International Operations	2009	414,479	35,000	28,500	—	—	112,220	590,199
	2008	415,363	—	—	—	—	212,623	627,986
	2007	415,246	80,000	125,000	256,158	—	34,768	911,172
Reinhard Pichl(2) Managing Director, Domilens GmbH	2009	278,118	83,435	9,500	—	—	51,559	422,612
	2008	292,590	—	—	—	—	56,187	348,777
	2007	48,699	14,610	—	44,854	—	1,926	110,089
Hans Blickensdoerfer(2) Vice President, International Marketing	2009	254,192	65,000	28,500	—	—	16,125	363,817
	2008	252,462	132,872	—	65,487	—	40,899	491,720
	2007	304,669	58,458	—	85,386	33,291	21,387	503,191

(1)	Dollar amounts in the Stock Awards and Option Awards columns reflect the grant date fair value with respect to stock awards and options granted during fiscal years 2009, 2008 and 2007. The 2008 and 2007 amounts have been revised from previous proxy disclosures to reflect changes in the SEC disclosure rules. Assumptions used in the calculation of these amounts for fiscal years 2009, 2008 and 2007 are included in Note 13 to the Company’s audited consolidated financial statements for the fiscal year ended January 1, 2010, included in the Company’s Annual Report on Form 10-K.
(2)	Amounts are translated using the applicable average foreign currency exchange rates for the years presented. David Bailey and Hans Blickensdoerfer are paid in Swiss Francs and Reinhard Pichl is paid in Euros.
(3)	For each executive officer who received perquisites and personal benefits exceeding $10,000 in 2009, perquisites and benefits are identified in the table below. The subsequent table quantifies each perquisite paid to each executive officer who received perquisites and personal benefits exceeding $10,000 in 2009.

The following table summarizes the elements of “All Other Compensation” listed in the table above for 2009.

Name	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Barry Caldwell	36,178	15,320	4,294	55,792
Deborah Andrews	—	8,232	4,039	12,271
David Bailey	33,008	39,324	39,888	112,220
Reinhard Pichl	48,817	306	2,436	51,559
Hans Blickensdoerfer	—	—	16,125	16,125

The following table lists each perquisite paid to each Named Executive Officer who, in 2009, received perquisites or benefits exceeding $10,000 in value.

Name	Year	Personal Use of Company Car/Parking ($)	Company Paid Housing ($)	Executive Relocation ($)	Total Perquisites and Other Personal Benefits ($)
Barry Caldwell	2009	—	36,178	—	36,178
David Bailey	2009	22,106	—	10,902	33,008
Reinhard Pichl	2009	9,523	—	39,294	48,817

Grants of Plan Based Awards
for Fiscal Year Ended
January 1, 2010

The following table provides information on stock and stock options granted in 2009 to each of STAAR’s Named Executive Officers, and estimated future payouts for non-equity incentive plan awards under STAAR’s executive cash bonus plan. By providing the Grant Date Fair Value of Stock and Option Awards in the table STAAR does not imply any assurance that such values will ever be realized.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum
Barry Caldwell	03/30/2009						60,000	—	—	57,000
	03/05/2010	0	264,000		264,000
Deborah Andrews	03/30/2009	0					25,000	—	—	23,750
	03/05/2010	0	106,000		106,000
David Bailey	03/30/2009						30,000			28,500
	03/05/2010	0	210,000	(2)	210,000	(2)	—	—	—	—
Reinhard Pichl	03/30/2009						10,000			9,500
Hans Blickensdoerfer	03/30/2009						30,000	—	—	28,500
	03/05/2010	0	66,000	(2)	66,000	(2)

(1)	Reflects targeted cash bonus for 2010 performance to be paid in 2011 under STAAR’s cash bonus plan for executive officers.
(2)	Based on the exchange rate as of March 5, 2010. Target bonus amounts for these individuals are denominated in local currency as follows: Mr. Bailey, 225,000 Swiss Francs; Mr. Blickensdoerfer, 71,000 Swiss Francs.

Outstanding Equity Awards
at Fiscal Year-End
January 1, 2010

The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock held by STAAR’s Named Executive Officers on January 1, 2010.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Barry Caldwell	20,000	—		4.79	5/15/2017	—	—
	133,333	66,667	(1)	2.21	01/07/18
Deborah Andrews	6,666	13,334	(4)	2.91	5/14/2018
	3,000	—		3.60	2/13/2013
	20,000	—		7.86	2/26/2014
	35,000	—		3.95	4/6/2015
	50,000	—		4.71	8/21/2015
	18,750	6,250	(2)	6.92	2/9/2016
	26,666	13,334	(3)	5.39	4/1/2017
David Bailey	140,000	—		3.60	2/13/2013
	40,300	—		3.35	8/8/2011
	150,000	—		3.81	1/2/2012
	150,000	—		3.95	4/6/2015
	60,000	—		4.00	5/18/2015
	37,500	12,500	(2)	6.92	2/9/2016
	50,000	25,000	(3)	5.39	4/1/2017
	500,000	—		11.13	12/20/2010
Reinhard Pichl	16,666	8,334	(5)	3.00	11/14/2017
Hans Blickensdoerfer	35,000	—		6.27	12/31/2014
	18,750	6,250	(6)	6.92	2/9/2016
	16,666	8,334	(7)	5.39	4/1/2017
	16,666	33,334	(8)	2.30	2/13/2018

(1)	66,667 options will vest on November 27, 2010.
(2)	For Ms. Andrews, 6,250 options will vest on February 10, 2010. For Mr. Bailey, 12,500 options will vest on February 10, 2010.
(3)	For Ms. Andrews, 13,334 options will vest on April 3, 2010. For Mr. Bailey, 25,000 options will vest on April 3, 2010.
(4)	6,667 options will vest on May 15, 2010 and the remaining 6,667 options will vest on May 15, 2011.
(5)	8,334 options will vest on November 15, 2010.
(6)	6,250 options will vest on February 10, 2010.
(7)	8,334 options will vest on April 3, 2010.
(8)	16,667 will vest on February 14, 2010 and the remaining 16,667 will vest on February 14, 2011.

Option Exercises and Stock Vested as of
Fiscal Year-End January 1, 2010

The table below shows the number of shares of STAAR common stock acquired by Named Executive Officers during 2009 on the exercise of options, and the number of shares of stock subject to stock awards that vested in 2009 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Barry Caldwell	—	—	58,761	137,820
Deborah Andrews	—	—	—	—
David Bailey	—	—	—	—
Reinhard Pichl	—	—	—	—
Hans Blickensdoerfer	—	—	—	—

Pension Benefits for Fiscal Year Ended
January 1, 2010

STAAR maintains a passive pension plan covering employees of its Swiss subsidiary, including the Named Executive Officers listed below. This plan which we refer to as the “Swiss Plan” is classified as a defined benefit plan under guidelines of the Swiss Auditing Chamber’s Auditing Practice Committee and its Accounting Practice Committee, and STAAR accounts for it as a defined benefit plan.

The Swiss Plan is financed by employer and employee contributions, with employers required to match employee contributions. No other Named Executive Officer participates in a defined benefit pension plan.

The table below shows the present value of the pension benefits to which each person is entitled to under the Swiss Plan. The present value assumes that the participant will retire at age 65, the normal retirement age for men under the Swiss Plan. The present value was calculated using the assumptions set forth in Note 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2009.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During 2009 ($)
David Bailey	Switzerland Plan	2.0	(1)	127,000	—
Hans Blickensdoerfer	Switzerland Plan	5.0	(1)	203,000	—

(1)	The number of years credited to an employee under the Swiss Plan is determined by applicable government regulations and plan formulae, and may be greater than the actual number of years the employee has worked for the company.

Change in Control and Termination Payment and Benefit Estimates
As of January 1, 2010

The table below demonstrates the effect of termination and change-in-control rights held by Named Executive Officers under their employment agreements with us. Each column of the table shows the financial benefit that would have been received by a Named Executive Officer, on a hypothetical basis, if one of the following events had occurred on January 1, 2010:

•	termination by STAAR without cause, or by the Named Executive Officer for good reason, prior to a change in control;
•	termination by STAAR without cause, or by the Named Executive Officer for good reason, following a change in control;
•	a change in control of STAAR, without termination of the Named Executive Officer; and
•	termination because of disability, irrespective of any change in control.

We are providing this information on a hypothetical basis in accordance with the regulations of the SEC. In fact, no such change in control occurred on January 1, 2010, and none of the Named Executive Officers was terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date, or if any assumption is not correct when the actual event occurs. Termination “for good reason” generally means that an employer has adversely changed the terms and conditions of employment to such a degree that the executive, under the specific terms of his or her agreement, is entitled to voluntarily resign and to receive severance benefits.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)(4)		After Change in Control Termination w/o Cause or for Good Reason ($)(4)		Change in Control ($)(1)	Disability ($)
Barry Caldwell	Severance	600,000		600,000		—	234,460
	Options and restricted stock vest immediately	—		87,460	(2)	87,460	—
Deborah Andrews	Severance	125,000		250,000		—	—
	Options vest immediately	—		—		97,185	—
David Bailey	Severance	680,570		660,953	(3)	—	453,713
	Options vest immediately	—		144,869	(2)	144,869	—
Reinhard Pichl	Severance	86,195	(5)	—		—	—
	Options vest immediately	—		—		14,953	—
Hans Blickensdoerfer	Severance	127,096		254,192		—	—
	Options vest immediately	—		—		101,863	—

(1)	Assumes that following a change in control the acquirer or surviving company has not assumed or confirmed the Named Executive Officer’s outstanding options. If the acquirer assumes options or surviving company confirms options issued under the 2003 Omnibus Equity Incentive Plan, the options will continue to vest in accordance with their original terms.
(2)	If the Named Executive Officer is terminated without cause, or resigns for good reason, following a change in control, all unvested options will vest immediately and will continue to be exercisable for the full term of the option, irrespective of the termination of employment.
(3)	This amount excludes any tax “gross-up” under Mr. Bailey’s employment agreement because of the likelihood that he is not subject to U.S. income taxes as of January 1, 2010. If he were subject to U.S. income taxes on that date, the hypothetical value of Mr. Bailey’s severance payment on a termination on January 1, 2010, without cause or for good reason following a change in control, including the tax gross-up, would be $1,101,588.

(4)	Except as otherwise indicated severance payments are payable on a bi-weekly basis during the severance period. Mr. Bailey would receive severance payments in lump-sum if terminated by the employer without cause or by the executive for good reason following a change of control. Mr. Caldwell would receive his severance payment in lump-sum payable on the 60th day following a termination regardless of a change in control.
(5)	As fully discussed in Note 19 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2010, we disposed of 100% of our interests in Domilens on March 2, 2010 and therefore no amounts would be payable as of that date to Reinhard Pichl.

2009 Director Compensation

The chart below summarizes 2009 compensation of each director for services as a director, committee member or chairperson, including fees earned or paid in cash, stock awards and stock options. The values shown for stock awards and stock option awards are the dollar amounts STAAR recognized for financial statement reporting purposes in 2009 in accordance with ASC 718.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Don Bailey	16,250	(2)	—	25,661	(4)	41,911
Donald Duffy	40,000		—	25,661	(5)	65,661
David Morrison	10,000	(3)	—	25,661	(5)	35,661
John Moore	35,000		—	25,661	(5)	60,661
Richard Meier	17,061		—	31,178	(6)	48,239

(1)	Dollar amounts in the Stock Awards and Option Awards columns reflect the grant date fair value with respect to stock awards and options granted during fiscal years 2009. Assumptions used in the calculation of these amounts for fiscal years 2009, 2008 and 2007 are included in Note 13 to the Company’s audited consolidated financial statements for the fiscal year ended January 1, 2010, included in the Company’s Annual Report on Form 10-K.
(2)	For Board fees for the fourth quarter of 2008 through the third quarter of 2009, Don Bailey elected to receive payment in the form of restricted stock awards. Accordingly, he neither earned nor was paid cash for Board fees during the three quarters of 2009. On November 14, 2008, he was issued 44,872 shares of restricted stock, with a grant date fair value of $70,000, one fourth of which vested on January 1, 2009. The remaining amount of shares vested in equal installments on April 1, 2009, July 1, 2009 and October 1, 2009. The $52,164 shown in the table is the total dollar amount of expense with respect to this grant recognized for financial statement reporting purposes in fiscal year 2009 in accordance with ASC 718. For Board fees beginning in the fourth quarter of 2009 through the third quarter of 2010, Mr. Bailey elected to receive cash and therefore earned one fourth of his annual fee or $16,250 for the fourth quarter of 2009.
(3)	For board fees for the fourth quarter of 2008 through the third quarter of 2009, Mr. Morrison elected to receive payment in the form of restricted stock awards. On November 14, 2008, he was issued 28,846 shares of restricted stock, with a grant date fair value of $45,000. One fourth of the shares vested on January 1, 2009. The remaining amount of shares vested in equal installments on April 1, 2009, July 1, 2009 and October 1, 2009. The $33,533 shown in the table is the total dollar amount of expense with respect to this grant recognized for financial statement reporting purposes in fiscal year 2009 in accordance with ASC 718. For Board fees beginning in the fourth quarter of 2009 through the third quarter of 2010, Mr. Morrison elected to receive cash and therefore earned one fourth of his annual fee or $10,000 for the fourth quarter of 2009.
(4)	Includes compensation related to the following: (1) an option to purchase 20,000 shares granted on May 15, 2008, which had a grant date fair value of $32,851 and vested on May 15, 2009; and (2) an option to purchase 20,000 shares granted on June 17, 2009, which had a grant date fair value of $25,661 and will vest on June 11, 2010. As of the end of fiscal year 2009, Mr. Bailey held outstanding option awards to purchase 120,000 shares, of which 100,000 were vested.
(5)	Includes compensation related to the following: (1) an option to purchase 20,000 shares granted on May 15, 2008, which had a grant date fair value of $32,851 and vested on May 15, 2009; (2) an option to purchase 20,000 shares granted on June 17, 2009, which had a grant date fair value of $25,661 and will vest on June 11, 2010. As of the end of fiscal year 2009, Mr. Duffy held outstanding option awards to purchase 80,000 shares, of which 60,000 were vested; Mr. Morrison held outstanding option awards to purchase 120,000 shares, of which 100,000 were vested; and Mr. Moore held outstanding option awards to purchase 47,500 shares, of which 27,500 were vested.
(6)	Mr. Meier joined the Board on June 24, 2009. Stock option compensation for 2009 includes an option to purchase 20,000 shares granted on June 29, 2009, which had a grant date fair value of $31,178 and will vest on June 11, 2010. As of the end of fiscal year 2009, no shares were vested.

EMPLOYMENT AGREEMENTS

Barry Caldwell, President and Chief Executive Officer

On November 27, 2007, we entered into an Executive Employment Agreement with Barry Caldwell in connection with his appointment as President and Chief Executive Officer. The Agreement has an initial term of one year, and will automatically renew for successive one-year terms unless either Mr. Caldwell or STAAR gives written notice of its intent not to renew within six months prior to the expiration of the original term or any renewal term. The Agreement was amended and restated on November 27, 2008, to provide for an election to receive compensation in the form of stock rather than cash, and again on December 31, 2008 to bring the Agreement in conformance with the newly implemented requirements of Section 409A of the Internal Revenue Code of 1986, as amended. On January 11, 2010, STAAR and Mr. Caldwell entered into a First Amendment to the Amended and Restated Executive Employment to provide for additional relocation assistance. These changes are described below. Unless otherwise specified, provisions of Mr. Caldwell’s Employment Agreement described in this section refer to the Amended and Restated Executive Employment Agreement dated December 31, 2008.

The original Executive Employment Agreement had provided that, of Mr. Caldwell’s salary, $100,000 would be paid in the form of restricted stock. To more accurately reflect the original intent of the Board of Directors, the amended agreement provides that all of Mr. Caldwell’s annual base compensation is payable to him in cash, but that prior to any annual renewal of the Agreement Mr. Caldwell may elect to receive instead a portion of that compensation in the form of restricted stock to be priced on the date of election and issued on, or as soon as practicable after, the Renewal Date. For the 2008 – 2009 annual renewal period, Mr. Caldwell elected to again receive 25% of his salary, or $100,000, in the form of restricted stock.

The restricted stock provided in place of cash for Mr. Caldwell’s base compensation is subject to vesting restrictions, and vests in twelve equal monthly installments during the year after grant. The Agreement provides for a performance bonus of up to 60% of annual salary, to be first determined and, if awarded, to be paid in 2009 based on performance during 2008. As discussed above under Compensation Discussion and Analysis, in keeping with STAAR’s general suspension on executive cash bonuses in 2009, Mr. Caldwell did not receive a cash bonus based on 2008 performance. The Agreement also provided for an initial grant in 2007 of an option to purchase 200,000 shares of Common Stock, subject to approval by the Compensation Committee, which occurred at its next regular meeting on January 8, 2008. The option vests, subject to continued service, in three equal installments on the first three anniversaries of November 27, 2007, when Mr. Caldwell commenced employment, and has a term of 10 years. Mr. Caldwell will also be eligible to participate in equity compensation programs generally available to similarly situated executives of the Company. Mr. Caldwell’s Agreement also entitles him to participate in all benefit plans available to similarly situated executives of STAAR, including executive level health and life insurance coverage.

If the Company terminates Mr. Caldwell’s employment other than for cause, he will be entitled to eighteen months’ salary from the date of termination.

Within the period of one year after a change in control, if Mr. Caldwell’s employment is terminated (or if he resigns during that period following a material reduction in compensation or change in duties) he will receive 18 months’ salary as a lump-sum payment, plus continued benefits for a 12-month period. In addition, following such a termination all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration dates. If severance payments in connection with a change in control result in liability for excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, Mr. Caldwell will generally receive a “gross-up” payment in an amount sufficient to make up for the effect of the excise tax. However, if excise taxes could be avoided by reducing total severance payments by up to 10%, the total payments will be reduced to the amount where excise taxes would not be incurred.

The Agreement anticipates that the Board of Directors will nominate Mr. Caldwell for re-election to the Board of Directors at each annual meeting, unless he elects not to stand for election. He will not receive additional compensation for Board service.

The Amended and Restated Executive Employment Agreement dated December 31, 2008 made the following changes to the original agreement to bring it in compliance with Section 409A of the Internal Revenue Code of 1986, as amended:

•	If the Company terminates Mr. Caldwell’s employment other than for cause, he will be entitled to 18 months’ salary from the date of termination, payable in a lump sum. Under the Original Agreement, Mr. Caldwell was entitled to 12 months’ continued salary following a termination of employment other than for cause, but he was also entitled to six months’ notice of termination and continued salary for that six-month notice period. The Restated Agreement eliminates the notice period, but does not change the amount of compensation Mr. Caldwell would receive following a notice of termination.
•	Within the period of one year after a change in control, if Mr. Caldwell’s employment is terminated (or if he resigns during that period following a material reduction in compensation or change in duties) he will receive 18 months’ salary as a lump-sum payment, plus continued benefits for a 12-month period. In addition, following such a termination all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration dates. The Restated Agreement eliminates a provision of the Original Agreement that also made these severance benefits applicable if Mr. Caldwell’s employment were terminated during the 120 period preceding a change in control.
•	Relocation expenses that are reimbursable under the Original Agreement will be eligible only if incurred before December 31, 2009. The Original Agreement gave the Board of Directors the discretion to extend the availability of the relocation assistance initially provided without amending the Agreement.

Under the Amended and Restated Executive Employment Agreement, relocation assistance provided under the Original Agreement would continue only until December 31, 2009. This assistance consists of reimbursement for an apartment in the vicinity of the Company’s offices until such time as Mr. Caldwell relocates his principal residence from the Fort Worth, Texas area to Southern California and reimbursement for two round-trips from California to Fort Worth each month. Because extraordinarily difficult conditions have prevailed in the housing market since the time Mr. Caldwell joined the Company, on January 11, 2010 STAAR and Mr. Caldwell entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement. The Amendment extends the availability of housing and travel reimbursement while relocation of Mr. Caldwell’s principal residence remains pending, at its current level through December 31, 2010, and at 50% of that level through December 31, 2011.

David Bailey, President, International Operations

On November 27, 2007, we entered into an Executive Employment Agreement with David Bailey in connection with his appointment as President, International Operations. The Agreement replaces and supersedes the previous Employment Agreement we entered into with Mr. Bailey as of December 19, 2000, which governed the terms of his employment as President and Chief Executive Officer. The Agreement provides that Mr. Bailey will be based at the Company’s facility in Nidau, Switzerland in his new capacity. However, after completing the first year of service under the Agreement, Mr. Bailey may at his election establish an office at his principal place of residence in the United Kingdom.

Mr. Bailey’s Agreement provides for an initial term of three years, and will automatically renew for successive one-year terms, unless either party gives written notice of its intent not to renew at least six months before the expiration of the original term or any renewal term.

Mr. Bailey’s Agreement provides for an annual base salary of 450,000 Swiss Francs ($414,479). However, if Mr. Bailey elects to relocate to the United Kingdom, the base salary and automobile allowance will be converted from Swiss Francs to the British Pound at the then prevailing exchange rate using the Financial Times current exchange rate index. In addition Mr. Bailey will be eligible for a performance bonus of up to 50% of annual salary, to be determined and, if awarded, paid in 2009 based on performance during 2008. In accordance with the general suspension of cash bonuses for executives in 2009 and U.S.-based executives in 2008, Mr. Bailey has not received a cash bonus in either of those years.

Under the Agreement Mr. Bailey’s outstanding options to purchase Company common stock will continue to vest pursuant to their original terms and conditions. Mr. Bailey will also be eligible to participate in equity compensation programs generally available to similarly situated executives of the Company. The Agreement also entitles Mr. Bailey to receive benefits commensurate with the benefits received under his previous employment agreement, including an automobile allowance and executive level health, disability and life insurance coverage.

Under the Agreement Mr. Bailey has received relocation assistance, including (i) reimbursement of fees for tax counseling and tax-related service; (ii) reimbursement for moving expenses of up to $25,000, (iii) a grant of 47,170 shares of common stock in lieu of any other assistance in selling his residence in Southern California and purchasing a residence in Europe; and (iv) up to 3,000 Swiss Francs per month ($2,769) for a serviced apartment in the vicinity of the Company’s headquarters in Nidau, Switzerland.

If Mr. Bailey’s employment is terminated by the Company other than for cause, he will be entitled to six months’ notice plus continued salary for the longer of (i) one year and (ii) the remaining term of the Agreement. He will continue to receive benefits through the notice period and the subsequent 12 months. Stock options will continue to vest for 18 months following notice of termination other than for cause.

Within the period of 120 days prior to a change in control, or one year after a change in control, if Mr. Bailey’s employment is terminated or he terminates employment for any reason he will receive 18 months’ salary, plus continued benefits for a 12-month period. In addition, following such an event all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration date. In addition to severance payments following a change in control, Mr. Bailey will receive a “gross-up” payment in an amount necessary to provide that the net amount paid after applicable income taxes will equal 18 months’ salary.

Deborah Andrews, Vice President and Chief Financial Officer

On August 17, 2005, we entered into an Agreement with Deborah Andrews to act as our Chief Financial Officer. The Agreement provides for a base salary, currently $250,000, which the Committee may adjust periodically and a performance bonus of up to 40% of base salary, as determined by the Committee. If her employment is terminated without cause, Ms. Andrews will receive a severance payment equal to six months’ salary. If her employment is terminated as a result of a “change in control,” she will receive severance equal to one year’s salary and immediate vesting of all unvested stock options.

Reinhard Pichl, Managing Director, Domilens GmbH

On October 4, 2007 we entered into an Employment Agreement with Dr. Reinhard Pichl to act as Managing Director of Domilens GmbH, then a subsidiary of STAAR. The Agreement, which became effective on November 1, 2007, provided for an annual base salary of 180,000 euro and an annual performance bonus of up to 30% of base salary. The Agreement required three full calendar months’ notice for termination without cause. The Agreement also provided for an automobile allowance and life and disability insurance.

Hans Blickensdoerfer, Vice President, International Marketing

On December 16, 2004 we entered into an employment agreement with Hans Blickensdoerfer to act as our Vice President, International Marketing. The Agreement provides for an annual salary of 195,000 Swiss francs, and an annual bonus potential of 48,750 Swiss francs. If his employment is terminated without cause, Mr. Blickensdoerfer will receive a severance payment equal to six months’ salary, plus a pro rata amount of his annual bonus eligibility. If Mr. Blickensdoerfer is terminated following a change in control he will receive a severance payment equal to one year’s salary.

Employee Benefit Plans

The following table summarizes information about the options and other equity compensation under STAAR’s equity plans as of the close of business on January 1, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price ($) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))(#) (c)
Equity Compensation Plans Approved by Stockholders	3,727,635		5.34	475,000	(1)
Equity Compensation Plans Not Approved by Stockholders	15,000	(2)	10.19	—
TOTAL	3,742,635		5.36	475,000

(1)	Represents awards granted under the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “2003 Plan”) and the following prior plans that were consolidated into the 2003 Plan: the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan, the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer, all of which were approved by the stockholders. As of the Record Date, the number of shares available for future issuance was 142,832.
(2)	Represents shares originally issued under individual grants prior to May 9, 2000, which were not submitted to the stockholders for approval and which have also been consolidated into the 2003 Omnibus Plan.

STAAR Surgical Company 2003 Omnibus Equity Incentive Plan

The 2003 Plan was adopted by the Board of Directors on May 14, 2003 and approved by the stockholders on June 25, 2003 as both a new plan and as a consolidation of STAAR’s existing incentive plans. 4,913,629 shares of Common Stock were originally authorized for awards under the 2003 Omnibus Plan, consisting of 1,000,000 newly available shares, and 3,913,629 shares that were already available or subject to outstanding awards under prior plans. The following prior plans are consolidated into the 2003 Omnibus Plan: the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. All of these plans had been previously approved by STAAR’s stockholders. STAAR amended the 2003 Plan on December 31, 2009 to ensure conformance with Section 409A of the Internal Revenue Code of 1986, as amended.

The 2003 Plan previously provided that on each January 1 during the life of the plan the number of shares of Common Stock available for awards would automatically increase by a number of shares equal to 2% of STAAR’s outstanding Common Stock, up to a maximum of 1,586,371 additional shares, and a maximum total of 6,500,000 shares issuable as incentives to employees, directors and consultants. The 6,500,000 maximum shares were reached on January 1, 2007, and no additional shares will be authorized under the 2003 for issuance as incentives to employees without stockholder approval of Proposal No.2, the amendment and restatement of the 2003 Plan. Shares subject to grants under the 2003 Plan that lapse or terminate in accordance with their terms become available for new grants under the 2003 Plan. As of January 1, 2010, approximately 475,000 shares were authorized and available for grants under the 2003 Plan.

The Compensation Committee administers the 2003 Plan. Employees, non-employee directors, and consultants of STAAR and its subsidiaries are eligible to participate in the 2003 Plan. Awards available under the 2003 Plan include stock options, stock appreciation rights, stock grants, restricted stock, restricted stock units, performance awards and other stock-based awards that the Committee may approve. Stock options under the 2003 Plan may be issued either in a form intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified options,” which are not intended to satisfy Section 422 of the Code. Awards granted under the 2003 Plan may generally not be transferred except by will or the laws of descent and distribution.

While the Committee has the discretion to determine the exercise price of options under the 2003 Plan, all options must have an exercise price of at least 100% of the fair market value of the Common Stock on the date of grant. No ISO may be granted under the 2003 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of STAAR or any affiliate of STAAR, unless the option exercise price is at least 110% of the fair market value of the Common Stock on the date of grant and the term of the option does not exceed five years from the date of the grant. In general, stock options issued under the 2003 Plan may not have a term in excess of ten years from the date of grant.

The 2003 Plan provides that if STAAR has a “change in control,” including an acquisition by any person or entity of 25% or more of STAAR’s common stock, or an acquisition of STAAR or substantially all of its assets, all outstanding options will vest immediately before the change in control unless the successor or acquirer company assumes the options by providing options of equivalent value or, if STAAR is the surviving entity, STAAR affirms the options. In addition, options held by non-employee directors will vest immediately prior to a change in control, irrespective of any assumption or affirmation by an acquirer or the surviving entity.

The 2003 Plan will terminate on May 13, 2013 unless the stockholders approve Proposal No. 2, which will provide for a ten-year term expiring May 18, 2020.

401(k) Plan

The Company maintains a 401(k) plan (“401(k) Plan”) for the benefit of qualified employees in North America. During the fiscal year ended January 1, 2010, employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to $16,500 of the employees’ eligible payroll, subject to annual maximum limitations under the Code. The Company makes a contribution of 50% of the employee’s contribution up to the first 2% of the employee’s compensation, and 25% of the next 4% of compensation. In addition, STAAR may make a discretionary contribution to qualified employees, in accordance with the 401(k) Plan.

Certain Relationships and Related Transactions

On December 14, 2007, STAAR entered into a loan arrangement with Broadwood Partners, L.P. (“Broadwood”), which is a shareholder of STAAR. Pursuant to a Senior Promissory Note (the “Original Note”) between STAAR and Broadwood, Broadwood lent $5,000,000 to STAAR. On April 13, 2009, STAAR and Broadwood amended the Senior Promissory Note by entering into an Amended and Restated Senior Secured Promissory Note (the “Restated Note”) and Security Agreement. Except for the grant to Broadwood of a security interest in all of the assets of STAAR, the terms and conditions of the Restated Note are identical to the terms and conditions of the Original Note in all material respects. Unless otherwise specified, the descriptions of terms of the “Note” in this discussion refer to the Restated Note.

Based on representations made by Broadwood in the Original Note, on the date of the transaction, Broadwood beneficially owned 4,396,231 shares of the Company’s common stock, 15% of outstanding shares on that date. According to Broadwood’s Schedule 13D filed with the SEC on December 12, 2008, on the date of the Restated Note, Broadwood owned 4,869,276 shares of STAAR’s common stock, 16.1% of outstanding shares on that date. STAAR approved the transactions related to the Note in conformance with its Related Person Transaction Policy, which applies to a transaction with a holder of 5% or more of STAAR’s common stock. (See “Security Ownership of Principal Shareholders and Management”)

The Note has a term of three years and bears interest at a rate of 7% per annum, payable quarterly. The interest rate increases to 20% following an event of default as defined in the Note. The Original Note was not secured by any collateral, but under the Restated Note STAAR’s obligations are secured by a security interest in all of STAAR’s assets. The Note may be pre-paid by STAAR at any time without penalty, and is not subject to covenants based on financial performance or financial condition (except for insolvency). The Note provides that, with certain exceptions, the Company will not incur indebtedness senior to or at parity with its indebtedness under the Note without the consent of Broadwood. The Note also gives Broadwood the right to participate on a pro rata basis in certain offerings of equity securities until the date the Note is no longer outstanding.

As additional consideration for the loan STAAR also entered into a Warrant Agreement (the “Warrant Agreement”) granting Broadwood the right to purchase up to 700,000 shares of Common Stock at an exercise price of $4, exercisable for a period of six years ending on December 13, 2013. The Note also provided that if the Company had any indebtedness outstanding under the Note on June 29, 2009, the Company would issue additional warrants on the same terms as those set forth in the Warrant Agreement in a number equal to 700,000 times the percentage of the original $5,000,000 million principal that remained outstanding. As a result, STAAR issued 700,000 additional warrants on June 29, 2009.

Under the Warrant Agreement STAAR agreed to register for public resale the common stock issuable on exercise of the warrants, and the additional warrants granted under the Note on June 29, 2009. Under the Note STAAR also agreed to register for public resale all the shares of STAAR’s common stock owned by Broadwood as of December 14, 2007.

On April 2, 2009, after preliminary judgment was entered against STAAR in the case Parallax Medical Systems, Inc. v. STAAR Surgical Company, Broadwood and STAAR entered into a Temporary Waiver Agreement with respect to any event of default that may occur, or may be deemed to have occurred, under the Note as a result of the judgment. In consideration of the Temporary Waiver Agreement, STAAR agreed to the Restated Note and granted Broadwood a security interest in substantially all of STAAR’s assets to secure STAAR’s obligations under the Note. As of April 13, 2009, the Company and Broadwood entered into the Restated Note and Security Agreement. The Temporary Waiver Agreement provided that no such default was deemed to have occurred until June 23, 2009, when a temporary stay of judgment expired.

On June 24, 2009, following the posting of the deposit and satisfaction of conditions of the Temporary Waiver, Broadwood and STAAR again amended the Note by replacing the Temporary Waiver with a provision stating that because the Company secured a stay of enforcement of judgment until the completion of the appeal by posting the required deposit with the Court, any default that may have otherwise resulted from the Parallax judgment is cured. Broadwood remained entitled to receive interest at the rate of 20% per annum beginning on June 23, 2009, as would have been applicable in the event a default had occurred under the Original Note. Under the terms of the Restated Note, the final resolution of the Parallax case and resolution of all other material litigation that was outstanding on June 24, 2009 results in the interest rate on the loan returning to the 7% pre-default level. Such final resolution occurred on March 30, 2010, when STAAR globally settled the Parallax case and the case Scott C. Moody, Inc. v. STAAR Surgical Company.

The Note prohibits STAAR and its subsidiaries from disposing of its assets without prior written consent of Broadwood. On February 23, 2010, Broadwood provided written consent to the sale of all of STAAR’s interests in Domilens.

During 2009, STAAR paid Broadwood interest on the Note totaling $195,000.

Review of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which requires the approval of the Audit Committee for all covered transactions. The Policy applies to any transaction or series of transactions in which STAAR or a subsidiary is a participant, the amount involved exceeds $120,000 and a “Related Person” as defined in the Policy, including executive officers, directors and their immediate family members, and holders of in excess of 5% of our common stock, has a direct or indirect material interest. Under the Policy, all Related Person Transactions must first be submitted to the General Counsel of the Company, who will determine whether the proposed transaction falls under the Policy and, if so, submit it to the Audit Committee for review, approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, and full disclosure of the Related Person’s interest in the transaction, the Committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of the Company.

Code of Ethics

STAAR has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the controller of STAAR, as well as all employees and directors of STAAR. The Code of Ethics is published on our website, at www.staar.com, under “Investor/ Media — Corporate Governance.” We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.

REPORT OF THE AUDIT COMMITTEE

In any of our filings under the Securities Act of 1933 or Exchange Act of 1934 that incorporate this Proxy Statement by reference, the Report of the Audit Committee of the Board of Directors will be considered excluded from the incorporation by reference, and it will not be deemed a part of any such other filing unless we expressly state that the Report is so incorporated.

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

In accordance with a written charter adopted by the Board of Directors, the Audit Committee oversees STAAR’s financial reporting process. Management is responsible for STAAR’s financial statements and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for (i) performing an independent audit of the Company’s financial statements; (ii) expressing an opinion on whether STAAR’s financial statements fairly present, in all material respects, STAAR’s financial position and results of operations and conform with generally accepted accounting principles and (iii) an opinion on whether management’s assessment that STAAR maintained effective internal control over financial reporting as of January 1, 2010, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements that have been included in our Annual Report on Form 10-K for the year ended January 1, 2010.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 90, Audit Committees Communications, as amended. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from STAAR and its management, discussed with BDO Seidman, LLP the matters required to be discussed by Statement of Auditing Standards No. 114, the Auditors’ Communication with Those Charged with Governance, as amended, and has received and reviewed the written disclosures and the letter provided to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee regarding independence.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 1, 2010 for filing with the SEC.

The Audit Committee

Donald Duffy (Chairman)
Don Bailey
Richard Meier

Dated April 9, 2010

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act, and the SEC’s rules thereunder, require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file. The SEC has established specific due dates for these reports and requires STAAR to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2009 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except for the following filings not made on a timely basis: a Form 4 filed on April 2, 2009 reporting shares granted to Charles Kaufman, m Form 4 filed on April 2, 2009 reporting shares granted to Craig Felberg; a Form 4 filed on July 1, 2009 reporting options granted to John Moore; a Form 4 filed on July 1, 2009 reporting options granted to Don Bailey; and a Form 4 filed on July 1, 2009 reporting options granted to Don Duffy. In addition, reports by the following officers of STAAR’s foreign affiliates were not made during 2009: Hans Blickensdoerfer, one report on Form 3 and one report on Form 4; Isamu Kamijo, one report on Form 3 and one report on Form 4, Reinhard Pichl, one report on Form 3 and two reports on Form 4. STAAR is working with these individuals to submit these reports.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT
OF
2003 OMNIBUS EQUITY INCENTIVE PLAN

Subject to the requisite affirmative stockholder vote at the Annual Meeting, the Board has adopted an amendment and restatement of the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan, which we call the “2003 Plan,” to extend the term of the plan to May 18, 2020 and to increase the number of shares of our common stock reserved for issuance under the plan by 2,000,000 shares, among other changes.

We are seeking stockholder approval of the amendment and restatement of the 2003 Plan in order to comply with:

•	the requirements of The Nasdaq Stock Market; and
•	the stockholder approval requirements of Sections 162(m) and 422 of the Internal Revenue Code, as amended (the “Code”), to provide that awards granted under the Plan as “performance based compensation” will qualify for the beneficial tax treatment of such awards under the Code.

Background

The purpose of the 2003 Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits, and to strengthen the mutuality of interests between these persons and the Company’s stockholders. The 2003 Incentive Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Our shareholders approved the 2003 Plan at their annual meeting in 2003, and since that date the Compensation Committee has administered it. The 2003 Plan was previously amended once, on December 31, 2008, to conform to the requirements of Section 409A of the Code. That amendment did not materially affect the terms of the 2003 Plan or the rights of award holders under it.

When originally adopted, the 2003 Plan incorporated and restated all of STAAR’s then existing equity plans, under which a total of 3,913,629 shares were already available or subject to outstanding awards, and added 1,000,000 shares to the pool of shares available for grants. In addition to those 4,913,629 shares, the 2003 Plan also provided for an automatic annual increase in the cumulative number of shares available for grant. On each January 1, the maximum number of shares authorized for awards under the 2003 Plan increased by a number of shares equal to 2% of the total number of shares of common stock outstanding on the immediately preceding December 31, up to a total of 1,586,371 such additional shares. These automatic increases ended when the maximum number of shares authorized for awards reached 6,500,000. This number was reached on January 1, 2007, and no more automatic increases will occur. As of the date of this proxy statement, approximately 143,000 shares remain authorized and available for grants under the 2003 Plan.

In the proposed amendment and restatement of the 2003 Plan (the “Amended and Restated 2003 Plan”), STAAR does not seek to renew the provision for automatic increases in the number of shares available under the 2003 Plan, but rather is seeking stockholder approval for a specific increase of 2,000,000 shares to a maximum of 8,500,000 shares. If the stockholders approve this proposal, a total of 2,143,000 shares will be available for future grants.

The changes to the Plan that are being made through the amendment and restatement that has been approved by the Board relate to those changes required to:

•	extend the term of the 2003 Plan to May 18, 2020;
•	increase the number of reserved shares by 2 million shares to a total of 8,500,000 shares (including shares already issued or subject to outstanding options); and
•	make certain other administrative changes to the plan to remove references and terms that are no longer applicable to it.

As of January 1, 2010, the weighted average exercise price for options outstanding under all existing STAAR equity plans is $5.36 per share; 1,214,000 outstanding options have exercise prices in excess of $7 per share. STAAR has never repriced options under the 2003 Plan, and does not intend to do so.

Unless the stockholders approve the Amended and Restated 2003 Plan, the 2003 Plan will expire on May 13, 2013, the tenth anniversary of its approval, after which no new grants could be made under it. The Amended and Restated 2003 Plan would provide for a ten-year term following approval, and expire on May 18, 2020.

Under Section 162(m) of the Code, the Company is generally prohibited from deducting compensation paid to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1,000,000 per person in any year. However, certain types of compensation, including performance-based compensation, are generally excluded from this limitation on deductibility. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares and performance units granted under the 2003 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders must approve the material terms of the performance goals that may be established in conjunction with performance-based compensation awarded under the 2003 Plan, which the stockholders so approved in 2003. In addition, regulations issued under Section 162(m) generally require reapproval by the stockholders every five years of the material terms of these performance goals if the 2003 Plan permits the Compensation Committee of the Board of Directors to select the specific target levels of performance to be achieved under these awards. Because the 2003 Plan authorizes the Compensation Committee to select the appropriate target levels of performance to be achieved, stockholder reapproval of the material terms of the performance goals is required at this Annual Meeting if the Company is to continue to be able to deduct certain compensation under the Amended and Restated 2003 Plan. Accordingly, by approving this proposal, the stockholders will be reapproving the following specific provisions of the Amended and Restated 2003 Plan:

•	the eligibility requirements for participation in the Amended and Restated 2003 Plan;
•	the maximum numbers of shares for which awards may be granted to an employee in any fiscal year, as described above; and
•	the business criteria upon which the vesting of awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based.

Ramifications of Failure to Receive Approval

Based on the recommendations of the Compensation Committee, the Board believes that if STAAR cannot extend the term of the 2003 Plan and increase of the number of shares authorized for grants by 2,000,000, STAAR will not have sufficient shares for our equity compensation program and will find it necessary to devote a significantly greater portion of our cash on hand and cash generated by operations to compensate our employees. In addition, we believe our equity compensation program helps align the interests of our key employees with the interests of our stockholders, and an insufficient supply of equity for awards would deprive management and the Board of this useful tool.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE 2003 OMNIBUS EQUITY INCENTIVE PLAN.

The summary of the Amended and Restated 2003 Plan included in this proxy statement is qualified in its entirety by express reference to the text of the Amended and Restated 2003 Plan, a copy of which is included as Appendix A to this proxy statement.

Summary of the Amended and Restated 2003 Omnibus Equity Incentive Plan

Shares Subject to Plan

The maximum number of shares of Common Stock that may be issued as awards granted under the Amended and Restated 2003 Plan may not exceed 8,500,000 shares. This number increases all shares previously issued and all shares subject to outstanding options. As of January 1, 2010, the maximum number of shares of Common Stock that may be issued pursuant to awards under the Amended and Restated 2003 Plan is 6,218,000. Of those shares 2,000,000 are shares that would become newly available for incentive awards and 4,218,000 shares already available or subject to outstanding awards under the 2003 Plan.

Administration

The Amended and Restated 2003 Plan will be administered by a committee (the “Committee”) of two or more directors appointed by the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, and who otherwise complies with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Amended and Restated 2003 Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards on the achievement by the participant of specified performance criteria. The expenses of administering the Amended and Restated 2003 Plan are borne by the Company. Ordinarily, the Compensation Committee of the Board of Directors would administer the Amended and Restated 2003 Plan.

Terms of Awards

General

The Amended and Restated 2003 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the Amended and Restated 2003 Plan may include a provision accelerating the receipt of benefits on the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be “incentive stock options” as defined under Section 422 of the Code, or are not intended to be incentive options (“non-qualified stock options”). Incentive stock options may be granted only to employees.

No incentive stock option may be granted under the Amended and Restated 2003 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of enactment of Section 162(m) of the Code, and to provide the Committee flexibility in structuring awards, the Amended and Restated 2003 Plan states that in the case of stock options and stock appreciation rights, no person may receive in any year a stock option to purchase more than 200,000 shares or a stock appreciation right measured by more than 200,000 shares.

If awards granted under the Amended and Restated 2003 Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award will again become available for issuance under the Amended and Restated 2003 Plan.

Payment of Exercise Price

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient’s tax withholding obligation with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or subject to the prohibitions on loans to officers and directors under Item 402 of the Sarbanes-Oxley Act of 2002, by reducing the amount of shares or other property otherwise issuable pursuant to the award or by delivering a promissory note, the terms and conditions of which will be determined by the Committee. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired on exercise or payment of proceeds from the sale of such shares.

Amendment

Subject to limitations imposed by law, by the rules of the Nasdaq Stock Market and by certain other limitations provided in the 2003 Plan, the Board of Directors may amend or terminate the Amended and Restated 2003 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the Amended and Restated 2003 Plan or any rights thereunder without the recipient’s consent.

Section 16(b)

Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent stockholders of the Company are generally liable to the Company for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Amended and Restated 2003 Plan is designed to comply with Rule 16b-3.

Term

Awards may not be granted under the Amended and Restated 2003 Plan more than ten years after of the adoption of the Amended and Restated 2003 Plan. However, any award that was duly granted on or prior to that date will remain outstanding and subject to exercise or settlement in accordance with its terms.

Performance Awards.

The Committee may grant awards of shares or cash whose vesting and forefeiture restrictions are related to the attainment of one or more performance goals and objectives over a specified period, as established by the Committee.

The Committee will determine the business criteria for performance goals under the Amended and Restated 2003 Plan on a case-by-case basis, except that stock options and stock appreciation rights by their nature increase compensation based purely on increases in the fair market value of the Common Stock after the date an award is granted. Similarly, the Committee will determine the maximum amount of compensation that could be paid to any participant, or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained, on a case-by-case basis, except that stock options by their nature result in maximum possible compensation equal to the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant. Among the measures that the Committee may consider in setting performance goals are return on equity, earnings growth and comparisons to peer companies.

Adjustments

If there is any change in the stock subject to the Amended and Restated 2003 Plan or subject to any award made under the Amended and Restated 2003 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the Amended and Restated 2003 Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Amended and Restated 2003 Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Committee to be fair and equitable to the holders, the Company and the stockholders. In addition, the Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the Amended and Restated 2003 Plan in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

Securities Act Registration

The Company intends to register under the Securities Act of 1933, as amended, the newly authorized shares of common stock issuable pursuant to the Amended and Restated 2003 Plan.

Federal Income Tax Treatment

The following is a brief description of the federal income tax treatment that generally will apply to awards made under the Amended and Restated 2003 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award that is payable in cash or otherwise. The following discussion is based on current federal income tax laws and regulations and does not purport to be complete. Participants may also be subject to foreign, state and local taxes, which are not described below.

Incentive Stock Options.  Under the Amended and Restated 2003 Plan, the Company may grant participants stock options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired on the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option (a “disqualifying disposition”), then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of the option. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

Special rules will apply, however, if the optionee is subject to Section 16(b) of the Exchange act at the time of a disqualifying distribution. In that case, unless the optionee elects to be taxed immediately, the acquisition date of the shares and the time of recognition of income will be postponed during the period of time (the “Section 16(b) Period”) that a sale of the stock acquired on exercise of the option could subject the optionee to suit under Section 16(b). In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of the acquired shares at the end of the Section 16(b) Period (rather than the date of exercise) and (ii) the total amount of gain realized on the sale.

In addition to the regular income tax, an optionee may be subject to the federal alternative minimum tax if his or her alternative minimum taxable income (“AMTI”) exceeds certain amounts. The excess of the fair market value of the stock received on exercise of an incentive stock option over the exercise price generally is includable in the participant’s AMTI. In the case of a participant who exercises an incentive stock option within six months after its date of grant and whose sale of stock could subject him or her to suit under Section 16(b) of the Exchange Act, generally the excess of the fair market value over the exercise price on the date six months following the date of grant is includable in AMTI. However, if a disqualifying disposition occurs at a loss in the same taxable year that the excess was includable in AMTI, the includable amount is limited to the excess of the amount realized on the disqualifying disposition over the exercise price. For the purpose of the alternative minimum tax, the gain or loss on sale of stock is calculated by including a basis adjustment for the amount included in AMTI on exercise.

If the holder of an incentive stock option pays the exercise price with previously acquired shares of stock, the exchange should not affect the incentive stock option tax treatment of the option exercised. However, if stock previously acquired through the exercise of an incentive stock option is used to pay the exercise price, then the exchange of the previously acquired shares of stock will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred. Otherwise, generally no gain or loss is recognized on the exchange, and the shares of stock received by the participant that are equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. However, the optionee will not be able to utilize the old holding period for the purpose of satisfying the incentive stock option one-year and two-year holding period requirements. Shares of stock received by the optionee in excess of the number of previously acquired shares generally will have a basis of zero and a holding period that commences as of the date the shares of stock are issued to the optionee on exercise of the incentive stock option.

Non-Qualified Stock Options.  The grant of an option or other similar right to acquire stock that does not qualify for treatment as an incentive stock option generally is not a taxable event for the optionee. On exercise of such an option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired on exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act. In that case the optionee will not recognize ordinary income, and the Company will not be entitled to a deduction, until the expiration of the Section 16(b) Period. When the Section 16(b) Period expires, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. Such an optionee may elect under Section 83(b) of the Code to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized. Such an election must be filed within 30 days after the stock is considered to be received for income tax purposes.

If a holder of a non-qualified stock option pays the exercise price in cash, his or her basis in the shares acquired is equal to the fair market value of the stock on the date ordinary income is recognized and, on a subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of stock are held. The holding period for such shares commences as of the date ordinary income is recognized.

If a holder of a non-qualified stock option pays the exercise price with previously acquired shares of stock, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received over the exercise price. No additional gain or loss is recognized as a result of the disposition of previously acquired shares of stock. The shares of stock received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as such previously acquired shares. The shares of stock received by the participant in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date ordinary income is recognized.

Generally, gain or loss from a disposition of shares is characterized as “short-term” for shares held for 12 months or less, and “long term” if held more than 12 months. Short-term capital gains are taxed at ordinary income rates, while long-term capital gains are normally taxed at a rate of 15%.

Other Types of Awards.  Awards under the Amended and Restated 2003 Plan may also include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the Amended and Restated 2003 Plan will give rise to taxable income at the earliest time at which the stock is not subject to a substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and the Company will be entitled to a deduction equal to such amount. If the holder of the stock is a person subject to Section 16(b) of the Exchange Act and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons on the exercise of such an option. Alternatively, if the holder of stock makes a timely election under Section 83(b) of the Code, the holder will recognize ordinary income on the date of issuance of the stock equal to the excess of the fair market value of the shares (determined on the date of issuance) over the purchase price, and that amount will then be deductible by the Company.

Awards may also be granted under the Amended and Restated 2003 Plan that do not fall clearly into any of the categories described above. The federal income tax treatment of these awards will depend on the specific terms of such awards.

Change in Control

The Committee may specify in any award agreement the treatment of the award if the Company undergoes a Change in Control. In general, a “Change in Control” will be considered to take place whenever (1) any person or entity becomes a 25% beneficial owner of the Company’s voting stock, (2) a merger, tender offer, sale of assets or other business combination results in the persons serving as directors prior to the transaction no longer comprising a majority of the Board of Directors, (3) a transaction approved by the stockholders results in the Company ceasing to be an independent public company or results in the sale of all or substantially all of the assets of the Company, or (4) a transaction or series of transactions (including a tender offer or exchange offer) that results in a person or group of persons (other than the Company or by a Company-sponsored employee benefit plan), acquiring beneficial ownership of more than 50% of the Company’s voting securities.

If no other treatment is specified in an Award Agreement, the following will take place on a Change in Control:

•	stock options will vest in full immediately before the completion of the Change in Control, unless the successor company assumes or replaces the options or the Company affirms the options;
•	stock options held by non-employee directors will vest in full immediately before the completion of the Change in Control, whether or not the options are assumed or replaced by a successor company or affirmed by the Company; and
•	restrictions on grants of restricted stock will be deemed satisfied on the date of the Change in Control and any performance-related grants will be deemed to have been earned on the date of the Change in Control.

Any accelerated vesting is subject to the Committee’s determination that the acceleration will not result in an “excess parachute payment” under Code Section 280G.

Withholding

The Company generally will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant on exercise of a non-qualified stock option, on the grant or vesting of shares or restricted shares, or upon any other recognition of income in connection with awards made under the Amended and Restated 2003 Plan.

Limitations on Deductibility

The terms of the agreements pursuant to which specific awards are made under the Amended and Restated 2003 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any “excess parachute payment,” and the Company will be denied any deduction with respect to such excess parachute payment.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 1, 2010, which contains our consolidated financial statements of the Company for that period, accompanies this proxy statement but is not a part of our soliciting materials.

We will provide Stockholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2010, if the Stockholder submits a written request to STAAR Surgical Company, c/o Charles Kaufman, Corporate Secretary, 1911 Walker Avenue, Monrovia, California 91016. Exhibits to the Form 10-K will be provided on written request of any Stockholder, subject to reimbursement of STAAR’s reasonable expenses. Exhibits are available at no charge on the SEC’s website, www.sec.gov. STAAR’s Annual Report on Form 10-K is also available on the Company’s website at www.staar.com. This website reference is not intended to function as a hyperlink and the information contained on the Company’s website is not a part of this proxy statement.

By Order of the Board of Directors,
STAAR SURGICAL COMPANY

Charles S. Kaufman, Secretary
Monrovia, California
April 9, 2010

Appendix A

STAAR SURGICAL COMPANY
AMENDED AND RESTATED
2003 OMNIBUS EQUITY INCENTIVE PLAN

STAAR Surgical Company, a Delaware corporation (the “Company”), by action of its Board of Directors, hereby amends and restates in its entirety, effective as of May 19, 2010, the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “Plan”), with the following provisions:

1. Purpose and Scope.

(a) Purpose.  The purpose of the Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company and its Affiliates to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits, and to strengthen the mutuality of interests between such persons and the Company’s stockholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

(b) Scope.  The Plan amends, restates and replaces in their entirety the following outstanding plans of the Company (the “Restated Plans”): the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan as in effect immediately prior to this amendment and restatement; the 1991 Stock Option Plan of STAAR Surgical Company; the 1995 STAAR Surgical Company Consultant Stock Plan; the 1996 STAAR Surgical Company Non-Qualified Stock Plan; the 1998 STAAR Surgical Company Stock Plan; and the STARR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. Each award or grant outstanding under a Restated Plan shall continue to be governed by the terms of that Restated Plan. Any shares of Common Stock available for Awards under the Restated Plans, including shares that become available pursuant to Section 4(b)(iii) of the Plan, shall be treated as part of the pool of shares of Common Stock available for Awards under the Plan.

2. Definitions.  For purposes of the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company, and that qualifies as an eligible issuer of service recipient stock, as that term is defined in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E).

“APB 25” means Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

“Award” means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one (or more) of the following events:

(i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which twenty-five percent (25%) or more of the total number of votes for the election of the Board may be cast;

(ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

(iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

(iv) acquisition in a single or series of related transactions, including without limitation a tender offer or exchange offer, by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

Notwithstanding the foregoing, the formation of a holding company for the Company in which the stockholdings of the holding company after its formation are substantially the same as for the Company immediately prior to the holding company formation does not constitute a Change in Control for purposes of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations and authoritative interpretations promulgated thereunder.

“Committee” means the committee of the Board that is provided for in Section 3 of the Plan.

“Common Stock” means the common stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

“Company” means STAAR Surgical Company, a Delaware corporation.

“Consultant” means any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” means the effective date as of which the Committee (or the Board, as the case may be) grants an Award to a Participant.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations and authoritative interpretations promulgated thereunder.

“Fair Market Value” means the fair market value per share of the Common Stock determined in accordance with Treasury Regulations Section 1.409A-1(b)(5)(iv), and to the extent permitted under such Regulations shall be on any given date, the closing price for the Common Stock on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules:

(i) If the Common Stock is admitted to trading or listing on The Nasqaq Stock Market or any other national securities exchange registered under the Exchange Act, the closing price for any day shall be the last reported sale price, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed;

(ii) If the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the OTC Bulletin Board or, in the case no such reported sale takes place, the average of the closing bid and ask prices on such date; or

(iii) If the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the OTC Bulletin Board, the average of the closing bid and ask prices on such date as furnished by any member of the Financial Industry Regulatory Authority, selected from time to time by the Committee for that purpose.

“FASB” means the Financial Accounting Standards Board.

“Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Mature Shares” shall mean Shares that had been held by the Optionee for a meaningful period of time such as six months or such other period of time that is consistent with FASB’s interpretation of APB 25.

“Non-Employee Director” means a non-Employee member of the Board.

“Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

“Optioned Stock” means the shares of Common Stock that are subject to a Stock Option.

“Participant” means an Employee, Non-Employee Director, or Consultant of the Company or an Affiliate who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent on the attainment of specified performance criteria.

“Performance Share Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

“Performance Unit Grant” means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

“Plan” means this Amended and Restated STAAR Surgical Company 2003 Omnibus Equity Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time and in effect.

“Qualified Note” means a recourse note, with a market rate of interest, that may, at the discretion of the Committee, be secured by Optioned Stock or otherwise.

“Restricted Award” means an Award granted pursuant to the provisions of Section 8 of the Plan.

“Restricted Stock Grant” means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Restricted Unit Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Service” means the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Committee in its sole discretion. Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Affiliate, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

“Stock Appreciation Right” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

“Stock Option” means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

“Subsidiary” means any corporation or entity which is a subsidiary of the Company within the meaning of Section 424(f) of the Code and that qualifies as an eligible issuer of service recipient stock, as that term is defined in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E).

“Ten Percent Stockholder” means a person who owns stock (after taking into account the constructive ownership rules of Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” means the date on which a Participant’s Service terminates, as determined by the Committee in its sole discretion.

3. Administration.

(a) The Plan shall be administered by a committee appointed by the Board. The Committee shall be comprised solely of not less than two persons who are “outside directors” within the meaning of
Section 162(m)(4)(C) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. No person who is not an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act may serve on the Committee. Appointment to the Committee of any person who is not an “outside director” and a “non-employee director” shall automatically be null and void, and any person on the Committee who ceases to be an “outside director” and a “non-employee director” shall automatically and without further action cease to be a member of the Committee.

(b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(c) The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant. Although the Committee is anticipated to make certain Awards that constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e), the Committee is also expressly authorized to make Awards that do not constitute “qualified performance-based compensation” within the meaning of those provisions. By way of example, and not by way of limitation, the Committee, in its sole and absolute discretion, may issue an Award that is not based on a performance goal, as set forth in (i) below, but is based solely on continued service to the Company.

(d) The Committee may employ or retain persons other than members of the Committee to assist the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation in and the granting of Awards to persons subject to Section 16 of the Exchange Act or with regard to any of its duties under Section 162(m) of the Code necessary for awards under the Plan to constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e).

(e) The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan.

(f) The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

(g) The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant.

(h) The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

(i) In the case of an Award that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation

Section 1.162-27(e), the Committee shall establish in writing at the time of making the Award the business criterion or criteria that must be satisfied for payment pursuant to the Award and the amount payable upon satisfaction of those standards. Those standards are also referred to herein as performance goals. Such criterion or criteria shall be established prior to the Participant rendering the services to which they relate and while the outcome is substantially uncertain or at such other time as is permitted under Treasury Regulations Section 1.162-27(e)(2). In carrying out these duties, the Committee shall use objective written standards for establishing both the performance goal and the amount of compensation such that a third party with knowledge of the relevant facts would be able to determine whether and to what extent the goal has been satisfied and the amount of compensation payable. The Committee shall provide a copy the document setting forth such standards to the affected Participant and shall retain such written material in its permanent books and records.

(j) In the case of remuneration that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e), the Committee and the Board shall disclose to the stockholders of the Company the material terms under which such remuneration is to be paid under the Plan, and shall seek approval of the stockholders by a majority vote in a separate stockholder vote before payment of such remuneration. For these purposes, the material terms include the individuals (or class of individuals) eligible to receive such compensation, a description of the business criterion or criteria on which the performance goal is based, either the maximum amount of the compensation to be paid thereunder or the formula used to calculate the amount of compensation if the performance goal is attained, and such other terms as required under Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder, determined from time to time. The foregoing actions shall be undertaken in conformity with the rules of Code Section 162(m)(4)(C)(ii) and Treasury Regulations promulgated thereunder. Such remuneration shall not be payable under the Plan in the absence of such an approving stockholder vote. In the case of remuneration that is not intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e), the Committee and the Board shall make such disclosures to and seek such approval from the stockholders of the Company as they reasonably determine are required by law.

(k) To the extent required under Code Section 162(m)(4)(C) and the regulations promulgated thereunder, before any payment of remuneration under the Plan, the Committee must certify in writing that the performance goals and any other material terms of the Award were in fact satisfied. Such certification shall be kept with the permanent books and records of the Committee, and the Committee shall provide the affected Participant with a copy of such certification.

(l) The Committee shall use its good faith best efforts to comply with the requirements of
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder for Awards that are intended to constitute “qualified performance-based compensation,” but shall have no liability to the Company or any recipient in the event one or more Awards do not so qualify.

4. Duration of and Common Stock Subject to the Plan.

(a) Term.  The Plan, as amended and restated hereby, shall become effective as of May 19, 2010, the date of its adoption by the Board, subject to ratification by the stockholders of the Company within twelve (12) months after the effective date. In the event that the stockholders of the Company do not ratify the Plan (as amended and restated hereby) within twelve (12) months after the effective date, any Awards granted pursuant to the Plan shall be rescinded automatically. Unless sooner terminated by the Board, the Plan shall continue until May 18, 2020, the day before the tenth (10th) anniversary of the effective date of the Plan (as amended and restated hereby), when the Plan shall terminate, and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect the Awards that are outstanding on the termination date.

(b) Shares of Common Stock Subject to the Plan.  The maximum total number of shares of Common Stock with respect to which aggregate stock Awards may be granted under the Plan (including shares of Common Stock subject to outstanding Awards under the Restated Plans) shall be eight million, five hundred thousand (8,500,000).

(i) All of the amounts stated in this Paragraph (b) are subject to adjustment as provided in Section 15 below.

(ii) For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or used for payment or settlement of Awards.

(iii) If any Awards are forfeited, terminated, expire unexercised, settled or paid in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards.

(c) Source of Common Stock.  Common Stock which may be issued under the Plan may be either authorized and unissued stock or issued stock that has been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

5. Eligibility.  Incentive Stock Options may only be granted to Employees of the Company or a Subsidiary. Employees, Non-Employee Directors, and Consultants of the Company or a Subsidiary are eligible to receive Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Awards, Performance Awards and other Awards under the Plan.

6. Stock Options.  Stock options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as “Stock Options”). Stock Options shall be subject to written Stock Option agreements containing the terms and conditions set forth below and such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion.

(a) Grant.  Stock Options shall be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and pursuant to written agreements with the Participants in such form or forms as the Committee may from time to time approve in its sole and absolute discretion. The terms of individual Stock Option agreements need not be identical. Each Stock Option agreement shall state specifically whether it is intended to be an Incentive Stock Option agreement or a Non-Qualified Stock Option agreement. Stock Options may be granted alone or in addition to other Awards under the Plan. No person may be granted in any calendar year options to purchase more than two hundred thousand (200,000) shares of Common Stock (subject to adjustment pursuant to Section 15 below). The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(b) Exercise Price.  Except as otherwise provided for in Paragraph (f) below, the exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of the stock subject to the option on the date the option is granted.

(c) Option Term.  The term of each Stock Option shall be fixed by the Committee. However, the term of any Stock Option shall not exceed ten (10) years from the Date of Grant of such Stock Option.

(d) Exercisability.  A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant and set forth in the written Stock Option agreement. A written Stock Option agreement may, if permitted pursuant to its terms, become exercisable in full upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control).

(e) Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Committee specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price (i) in cash or (ii) if acceptable to the Committee, in shares of Common Stock already owned by the Participant or a Qualified Note. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the exercise price of such shares; provided, that such payment would not cause the Company to recognize compensation expense for financial reporting purposes or to violate
Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

(f) Special Rules for Incentive Stock Options.  The terms specified below shall be applicable to all Incentive Stock Options. Stock Options which are specifically designated as Non-Qualified Stock Options when issued under the Plan shall not be subject to the terms of this Paragraph.

(i) Ten Percent Stockholder.  If any Employee to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price of the Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant of such Incentive Stock Option, and the term of the Incentive Stock Option shall not exceed five (5) years from the Date of Grant of such option.

(ii) Dollar Limitation.  The aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Stock Option) with respect to Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent the Employee holds two or more such Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Stock Options as Incentive Stock Options shall be applied in the order in which such Stock Options are granted. Any Stock Options in excess of such limitation shall automatically be treated as Non-Qualified Stock Options.

7. Stock Appreciation Rights.  The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. The terms of each Stock Appreciation Right granted shall be set forth in a written agreement between the Company and the Participant receiving such grant. The terms of such agreements need not be identical.

(a) Stock Appreciation Rights.  A Stock Appreciation Right is an Award determined by the Committee entitling a Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on a date concluding a measuring period fixed by the Committee upon granting the Stock Appreciation Right, over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock subject to the Stock Appreciation Right. No Stock Appreciation Rights granted in any calendar year to any person may be measured by an amount of shares of Common Stock in excess of two hundred thousand (200,000) shares, subject to adjustment under Section 15 below. The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(b) Grant.  A Stock Appreciation Right may be granted in addition to or completely independently of any other Award under the Plan. Upon grant of a Stock Appreciation Right, the Committee shall select and inform the Participant regarding the number of shares of Common Stock subject to the Stock Appreciation Right and the date that constitutes the close of the measuring period.

(c) Measuring Period.  A Stock Appreciation Right shall accrue in value from the Date of Grant over a time period established by the Committee. In the written Stock Appreciation Right agreement, the Committee may also provide (but is not required to provide) that a Stock Appreciation Right shall be automatically payable on one or more specified dates prior to the normal end of the measuring period upon the occurrence of events selected by the Committee (including, but not limited to, a Change in Control) that are beyond the control of the Participant. The Committee may provide (but is not required to provide) in the Stock Appreciation Right agreement that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m).

(d) Form of Payment.  Payment pursuant to a Stock Appreciation Right may be made, as the Committee shall determine in its sole and absolute discretion: (i) in cash, (ii) in shares of Common Stock or (iii) in any combination of the above. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, at the time of payment or at any time between such dates, but any Stock Appreciation Right paid upon or subsequent to the occurrence of a Change in Control shall be paid in cash.

8. Restricted Awards.  Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion and that are in compliance with Code Section 409A and the applicable Treasury Regulations promulgated thereunder. The Restricted Awards shall be pursuant to a written agreement executed both by the Company and the Participant. The terms of such written agreements need not be identical.

(a) Restricted Stock Grants.  A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

(b) Restricted Unit Grants.  A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such units upon termination of Service for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

(c) Grants of Awards.  Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions (including performance goals) on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

(d) Restriction Period.  Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide Services, subject to relief for specified reasons, for such period as the Committee may designate at the time of the Award (“Restriction Period”). If the Committee so provides in the written agreement with the Participant, a Restricted Award may also be subject to satisfaction of such performance goals as are set forth in such agreement. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions during the Restriction Period upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control or, if necessary to comply with Code Section 409A, an event described in Code
Section 409A(a)(2)(A)(v)). The Committee may provide (but is not required to provide) in the written agreement with the Participant that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments or by action of the Committee), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

(e) Payment of Awards.  A Participant who receives a Restricted Stock Grant shall be paid solely by release of the restricted stock at the termination of the Restriction Period (whether in one payment, in installments or otherwise). A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common

Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the specified Restriction Period, as the Committee shall determine in its sole and absolute discretion: (i) in cash, (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, or (iii) in any combination of the above. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment or at any time in between such dates.

(f) Rights as a Stockholder.  A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the stock, and the right to receive any cash dividends. Such cash dividends shall be withheld, however, until their release upon lapse of the restrictions under the Restricted Award. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions as apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

9. Performance Awards.  Performance Awards granted under the Plan may be in the form of either Performance Share Grants or Performance Unit Grants. Performance Awards shall be subject to written agreements which shall contain the terms and conditions set forth below and such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion and that are in compliance with Code Section 409A and the applicable Treasury Regulations promulgated thereunder. Such agreements need not be identical.

(a) Performance Share Grants.  A Performance Share Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

(b) Performance Unit Grants.  A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

(c) Grants of Awards.  Performance Awards shall be granted under the Plan pursuant to written agreements with the Participant in such form as the Committee may from time to time approve. Performance Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

(d) Performance Goals and Performance Periods.  Performance Awards shall provide that, in order for a Participant to vest in such Awards, the Company must achieve certain performance goals (“Performance Goals”) over a designated performance period selected by the Committee (“Performance Period”). The Performance Goals and Performance Period shall be established by the Committee, in its sole and absolute discretion. The Committee shall establish Performance Goals for each Performance Period before the commencement of the Performance Period and while the outcome is substantially uncertain or at such other time as is permitted under Treasury Regulations Section 1.162-27(e)(2). The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures as return on equity, earnings growth, revenue growth, comparisons to peer companies, or such other measure or measures of performance in such manner as it deems appropriate.

(e) Payment of Awards.  In the case of a Performance Share Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award as of the end of the Performance Period. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. The Committee, pursuant to the written agreement with the Participant, may make such Performance Awards payable in whole or in part upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control or, if necessary to comply with Code Section 409A, an event described in Code Section 409A(a)(2)(A)(v)). The Committee may provide (but is not required to provide) in the written agreement with the Participant that, in the case of a cash payment, acceleration in payment of a Performance Award shall also be subject to discounting to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the Performance Period, as the Committee may determine in its sole and absolute discretion: (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment, or at any time between such dates.

10. Other Stock-Based and Combination Awards.

(a) Subject to compliance with Code Section 409A, the Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based grants may be granted either alone or in addition to any other type of Award granted under the Plan.

(b) The Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

11. Deferral Elections.  Subject to compliance with Code Section 409A (and in particular, Code
Section 409A(a)(4)), the Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. Neither the Company nor the Committee shall be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes.

12. Dividend Equivalents.  Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Share Grants, and other stock-based Awards may, in the sole and absolute discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. Subject to compliance with Code Section 409A, the Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

13. Termination of Service.  Subject to compliance with Code Section 409A, the terms and conditions under which an Award may be exercised after a Participant’s termination of Service shall be determined by the Committee and reflected in the written agreement with the Participant concerning the Award.

14. Non-Transferability of Awards.  No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. Subject to the foregoing, during the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative if the Participant is Disabled.

15. Adjustments on Changes in Capitalization, Etc.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in capitalization affecting the Common Stock after the effective date of the Plan, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of stock, other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, (ii) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock covered by each outstanding Award, and (iv) the price per share in respect of outstanding Awards. Such adjustments shall be made by the Committee so that the adjustments shall not result in an accounting consequence under ASC 718, as amended, and any successor thereof. The Committee’s determination with respect to the adjustments shall be final, binding, and conclusive.

(c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

16. Change in Control.  To the extent that the Committee, in its sole discretion, determines that the payments provided in Subsection (a) through (d) below do not constitute an “excess parachute payment” under Code Section 280G and do not violate Code Section 409A, and except as the Committee may in its discretion otherwise provide in any Award agreement, to provide for compliance with Code Section 409A or otherwise, in the event of a Change in Control:

(a) All outstanding Stock Options shall vest in their entirety and become exercisable immediately prior to the specified effective date of the Change in Control (and remain exercisable until the time of termination specified in the relevant Award agreement), unless such Stock Options are either (i) replaced or assumed by the successor corporation or its parent company pursuant to options providing substantially equal value and having substantially equivalent provisions as the Stock Options granted under the Plan or (ii) the Stock Options are affirmed by the Company;

(b) Notwithstanding paragraph (a) above, all Stock Options issued to non-employee directors shall vest in their entirety and become exercisable immediately prior to the specified effective date of the Change in Control (and remain exercisable until the time of termination specified in the relevant Award agreement) irrespective of whether such Stock Options are replaced or assumed by the successor corporation or its parent company or are affirmed by the Company;

(c) All restrictions and conditions of the Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed fully satisfied as of the date of the Change in Control; and

(d) The Performance Share Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

17. Amendment and Termination.  Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable; provided that the Board may not, without approval of the stockholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 above), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for stockholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once in any six-month period other than to comply with the changes in the Code.

18. Miscellaneous Matters.

(a) Tax Withholding.

(i) The Company’s obligation to deliver Common Stock and/or pay any amount under the Plan shall be subject to the satisfaction of all applicable federal, state, local, and foreign tax withholding requirements.

(ii) The Committee may, in its discretion, provide the Participants or their successors with the right to use previously vested Common Stock in satisfaction of all or part of the taxes incurred by such Participants in connection with the Plan; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum applicable statutory rates. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding:  The election to have the Company withhold, from the Common Stock otherwise issuable under the Plan, a portion of the Common Stock with an aggregate Fair Market Value equal to the taxes calculated using the minimum applicable statutory rates.

2. Stock Delivery:   The election to deliver to the Company, at the time the taxes are required to be withheld, one or more shares of Common Stock previously acquired by the Participant or his or her successor with an aggregate Fair Market Value equal to the taxes calculated using the minimum statutory rates.

(b) Not an Employment or Service Contract.  Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue in the Service of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Services of any of its Employees, Non-Employee Directors, or Consultants at any time, with or without cause.

(c) Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any written contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) Annulment of Awards.  The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. Payment under any Awards granted pursuant to the Plan is wholly contingent upon stockholder approval of the Plan. Where approval for an Award sought pursuant to Section 162(m)(4)(C)(ii) of the Code is not granted by the Company’s stockholders, the Award shall be annulled automatically. In the event the Service of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For purposes of the Plan, the term “terminated for cause” means any discharge because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), or material breach of any provision of an employment or independent contractor agreement with the Company.

(e) Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to the Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries.

(f) Securities Law Restrictions.  No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Award Agreement.  Each Participant receiving an Award under the Plan shall enter into a written agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole and absolute discretion, determine.

(h) Costs of Plan.  The costs and expenses of administering the Plan shall be borne by the Company.

(i) Governing Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(j) Compliance with Section 409A of the Code.  It is the Company’s intent that the Plan comply in all respects with Code Section 409A and the applicable regulations promulgated thereunder. If any provision of the Plan is found not to be in compliance with Code Section 409A and the applicable regulations promulgated thereunder, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Code Section 409A and the applicable regulations promulgated thereunder, and the remaining provisions of the Plan shall continue in full force and effect, without change. All transactions under the Plan shall be executed in accordance with the requirements of Code Section 409A and the applicable regulations promulgated thereunder.

STAAR SURGICAL COMPANY,
a Delaware corporation
By:
Date:

ANNUAL MEETING OF STOCKHOLDERS OF

# STAAR SURGICAL COMPANY

**May 19, 2010**

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**:
The Proxy Statement, Annual Report on Form 10-K, and Form of Proxy Card are available at www.staar.com/proxy-materials

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000000000 6 051910

**THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| **2. Amendment and Restatement of 2003 Omnibus Equity Incentive Plan** | ☐ | ☐ | ☐ |

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

**This Proxy will be voted in accordance with the instructions set forth herein. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named herein, FOR the amendment and restatement of the 2003 Omnibus Equity Incentive Plan, and as the proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.